                                                                   EXHIBIT 10.11

                             RADIO LOCATION SYSTEM

                               LICENSE AGREEMENT

                              DATED MARCH 1, 1999

                                    BETWEEN

                                 TELETRAC, INC.

                                      AND

                        BEHEERMAATSCHAPPIJ de ROOIJ B.V.

TABLE OF CONTENTS



1. Definitions 1

1.1  Contract Administrator  1

1.2  Contract Technical Coordinator  1

1.3  Effective Date  1

1.4  Radio Location System  2

1.5  RLS Components          2

1.6  RLS Coverage Area  2

1.7  RLS Customer  2

1.8  RLS Customer Equipment  2

1.9  RLS Customer Equipment Revenue  2

1.10  RLS Customer Maintenance  2

1.11  RLS Customer Maintenance Revenue  2

1.12  RLS Customer Services           2

1.13  RLS Customer Services Revenue  2

1.14  RLS Customer Workstations  3

1.15  RLS Data Transmission Network  3

1.16  RLS Licensed Software Corrections  3

1.17  RLS Licensed Software Upgrades  3

1.18  RLS Licensed Software   3

(a) RLS Customer Workstation Licensed Software 4

(b) RLS Network Control Center Licensed Software 4

(c) RLS Transmission and RLS Receiver Sites Licensed Software 4

(d) RLS Episode Software 4

1.19  RLS Licensed Technical Information  4

1.20  RLS Licensed Technical Information Corrections  5

1.21  RLS Licensed Technical Information Upgrades  5

1.22  RLS Location Unit  5

1.23  RLS Map   5

1.24  RLS Network Control Center  5

1.25  RLS Receiver Sites   5

1.26  RLS Transmission Sites  6

1.27  Spectrum License  6

1.28  Territory  6

1.29  Tier I Countries  6

1.30  U.S.  CPI  6

2. Grant of Rights 6

2.1  Radio Location System  6

2.2  RLS Licensed Software Executable Format and RLS Licensed Technical Information  6

2.3  RLS Customer Workstation Licensed Software Source Code  7

2.4  Registration of Patent and Copyrights  8

3. Reservation of Rights 8

4. Consideration 8

4.1  Fees  8

4.1.1  Lump Sum Payment  8

4.1.2  Annual Royalty  8

4.1.3  Tier I Countries - Annual Royalty Waiver  8

4.2  Records and Adjustments  9

4.3  Reports, Forecasts and Payments  9

43.1  Reports  9

43.2  Payments  10

4.4  Late Payments  10

5. Radio System Location Equipment 10

6. Term 11

7. Termination 11

8. Restrictions on Business Activities 13

9. Effect of Termination or Cancellation 13

9.1  Circumstances Where Operations Continue - Continued Rights  13

9.2  Circumstances Where Operations End - Return of Materials and Non-Compete  14

9.3  No Damages  14

9.4  Payment Obligations  14

9.5  Survival  14

10. Corrections, Upgrades and Newly Developed Equipment 15

10.1  RLS Licensed Software Upgrades and Corrections; RLS Licensed Technical

     Information Upgrades and Corrections  15

10.1.1  RLS Licensed Software Upgrades  15

10.1.2  RLS Licensed Software Corrections  15

10.1.3  RLS Licensed Technical Information Upgrades  15

10.1.4  RLS Licensed Technical Information Corrections  15

10.2  Upgrades and Modifications to the Radio Location System Developed by Licensee;

Newly Developed Equipment  16

10.2.1  RLS Licensed Customer Workstation Software  16

(a) Authority to Make Upgrades 16

(b) Ownership and License of Upgrades 16

(i) Derivative Upgrades 16

(ii) Stand-alone Upgrades 16

10.2.2  RLS Licensed Software Other Than RLS Licensed Customer Workstation

     Software 17

(a) Authority to Make Upgrades 17

(b) Ownership and License of Upgrades 17

(i) Derivative Upgrades 17

(ii) Stand-alone Upgrades 18

10.2.3  RLS Licensed Technical Information  19

(a) Authority to Make Modifications 19

(b) Ownership and License of Modifications 19

(i) Derivative Upgrades 19

(ii) Stand-alone Upgrades 19

10.2.4  Newly Developed Equipment  20

10.3  Delivery; Licensee Assistance Concerning Upgrades and Modifications  20

Teletrac Obligations With Respect to Licensee Upgrades and Licensee Modifications  20

10.5  Protection of Licensee Upgrades and Licensee Modifications  20

11. Teletrac Indemnity; Infringement Claims 21

11.1  Indemnity  21

11.2  Teletrac's Obligations Regarding Infringement Claims  22

11.2.1  No Warranty; Licensee Due Diligence  22

11.2.2  Third Party Infringement Claims  22

11.2.3  Limitation on Teletrac's Obligations  23

11.2.4  Sole Remedy for Infringement Claims  23

12. Licensee Indemnity 23

13. Teletrac Representations and Disclaimer 24

13.1  Exhibits  24

13.2  No Warranty  24

14. Limitation of Liability 25

15. Obligations and Responsibilities of Teletrac 25

15.1  Delivery of RLS Licensed Technical Information  25

15.2  Delivery of RLS Licensed Software  25

15.3  Training and Support  25

15.3.1  Training  26

15.3.2  Telephone Support  26

15.3.3  Payments for Training and Support  26

15.4  Completion of RLS Episode Software  27

16. Obligations and Responsibilities of Licensee 27

16.1  Compliance with Laws; Enforceability  27

16.2  Spectrum License  28

16.3  Reasonable Diligence  28

16.4  RLS Commercial Operation Date  28

61.4.1  Confidentiality and Proprietary Protection  28

61.4.2  Proprietary Rights Reserved  28

61.4.3  Copyright and Patent Registration and Notices  28

16.5  Insurance  28

16.6  Teletrac Marks  29

16.7  Other Marks  29

16.8  Infringement by Others  29

16.9  Restriction Regarding Reverse-Engineering  29

17. Relationship of the Parties 29

18. Force Majeure 29

19. Governing Law 29

20. Dispute Resolution 30

20.1  Good Faith and Fair Dealing  30

20.2  Arbitration  30

20.3  Legal Proceedings  30

20.4  Annual Royalty Payment Disputes  30

21. General 31

21.1  Designation of Contract Administrators and Contract Technical Coordinators  3l

21.2  Notices  3l

21.3  English Language  32

21.4  No Publicity  32

21.5  Scope and Amendment of License Agreement        32

2l.6  Assignment  32

21.7  Binding Effect  33

21.8  Authority  33

21.9  Severability  34

21.10  Headings  34

21.11  Expenses of Litigation  34

21.12  Waiver  34

21.13  Entire Agreement  34

21.14  Re-Export Assurances  34

21.15  Exhibits  35

21.16  Construction of Agreement  35

21.17  Counterparts  35

21.18  Escrow of RLS Software License  35


                    RADIO LOCATION SYSTEM LICENSE AGREEMENT

THIS RADIO LOCATION SYSTEM LICENSE AGREEMENT (this "License Agreement"), dated this 1st day of March, 1999, is made by and between TELETRAC, INC., a Delaware corporation, ("Teletrac"), and Beheermaatschappij de Rooij B.V., a corporation organized under the laws of the Netherlands ("Licensee"). Teletrac and Licensee are sometimes individually referred to as "Party" and collectively as "Parties."

WITNESSETH:

WHEREAS, Teletrac owns or possesses rights to proprietary information, technology and software necessary for the operation of a Radio Location System, as defined below; and

WHEREAS, Licensee has or intends to obtain a Spectrum License for operation of a land-based radio location system in the Territory, as defined below; and

WHEREAS, Licensee desires to establish and operate within the Territory a Radio
Location System; and

WHEREAS, subject to the terms and conditions of this License Agreement, and only for purposes within the Territory, Teletrac desires to grant to Licensee: (i) an exclusive, nontransferable right to use, construct, maintain and provide support for a Radio Location System, and to market, sell, promote, maintain and provide support for RLS Customer Equipment and RLS Customer Services, as defined below;
and (ii) an exclusive, nontransferable license to use RLS Licensed Software and
RLS Licensed Technical Information, as defined below, to construct, maintain, operate and provide support for a Radio Location System in the Territory, and
Licensee desires to acquire such right and licenses.

NOW THEREFORE, in consideration of the foregoing and the mutual premises set forth in this License Agreement, the Parties agree as follows:

1. Definitions.

1.1 "Contract Administrator" shall mean the person designated by each Party as the contact person at such Party for matters, other than engineering matters, concerning the administration of this License Agreement.

12 "Contract Technical Coordinator" shall mean the person designated by each
Party as the contact person at such Party for engineering matters related to this License Agreement.

1.3 "Effective Date" shall mean the date on which both Parties have executed and delivered this License Agreement, as evidenced by the last date set forth on the signature date below.

1.4 "Radio Location System" shall mean a land-based radio location system that uses the RLS Licensed Software and RLS Licensed Technical information for purposes of locating animate or inanimate objects, including people and vehicles, and for ancillary activities such as data messaging or voice messages, or both.

1.5 "RLS Components" shall mean all components of the Radio Location System in the Territory. In general, the major components are: the RLS Customer
Workstation; the RLS Network Control Center and network; the RLS Transmission
Sites; the RLS Receiver Sites; and the RLS Location Units. Each of these major components, in turn, has a number of constituent parts, all of which are considered "RLS Components" for purposes of this License Agreement.

1.6 "RLS Coverage Area" shall mean the geographic area of designed coverage of the Radio Location System in the Territory.

1.7 "RLS Customer" shall mean a purchaser, renter, lessee or other end user of any RLS Customer Equipment, RLS Customer Maintenance, RLS Customer Services or
RLS Component, that is provided with respect to the Radio Location System in the
Territory.

1.8 "RLS Customer Equipment" shall mean the equipment, including, but not limited to, RLS Location Unit and RLS Customer Basestations, that enables an RLS
Customer to receive RLS Customer Services.

1.9 "RLS Customer Equipment Revenue" shall mean the gross amount invoiced to any
RLS Customer or other third party for RLS Customer Equipment less any value added tax, sales tax or other tax or levy actually imposed in the Territory on the RLS Customer with respect to sales of RLS Customer Equipment and paid by
Licensee (not including any tax on Licensee's income with respect to such sales). If Licensee receives compensation for RLS Customer Equipment in the form of goods or services, then the fair market value of such goods or services shall be included as RLS Customer Equipment Revenue.

1.10 "RLS Customer Maintenance" shall mean maintenance and support provided for software, hardware or other equipment with respect to RLS Location Unit, RLS
Customer Workstations and other RLS Customer Equipment.

1.11 "RLS Customer Maintenance Revenue" shall mean the gross amount invoiced to
RLS Customers and other third parties for RLS Customer Maintenance.

1.12 "RLS Customer Services" shall mean the services provided by means of the
Radio Location System, including, but not limited to radio location, data messaging and voice messages. RLS Customer Services do not include RLS Customer
Maintenance.

1.13 "RLS Customer Services Revenue" shall mean the gross amount invoiced to any
RLS Customer or other third party for RLS Customer Services, together with all other revenues, other than revenues attributable to RLS Customer Equipment and
RLS Customer Maintenance, received by Licensee by reason of the rights and licenses granted under this License Agreement, less any value added tax, sales tax or other tax or levy actually imposed in the Territory on the RLS Customer with respect to such Services and paid by Licensee (not including any tax on
Licensee's income with respect to such Services). If Licensee is compensated in the form of goods or services, then the fair market value of such goods or services shall be treated as income for the purpose of calculating RLS Customer
Services Revenue.

1.14 "RLS Customer Workstations" shall mean a workstation installed at an RLS
Customer site that enables an RLS Customer to forward requests for locations to the RLS Network Control

                                        2

Center, that receives location information from the RLS Network Control Center and displays locations on an RLS Map. The RLS Customer Workstation consists of hardware and software components.

1.15 "RLS Data Transmission Network" shall mean the data transmission equipment that transports data between RLS Transmission Sites, RLS Receiver Sites and the
RLS Network Control Center.

1.16 "RLS Licensed Software Corrections" shall mean any and all technical, functional, operational or other corrections or modifications to the RLS
Licensed Software that are designated by Teletrac, in its sole discretion, to be minor corrections or modifications. RLS Licensed Software Corrections shall not include any software or other proprietary data that a third party owns and that
Teletrac is not authorized to disclose. RLS Licensed Software Corrections that
Teletrac provides to Licensee during the term of this License Agreement shall be treated as RLS Licensed Software for all purposes under this License Agreement.

1.17 "RLS Licensed Software Upgrades" shall mean any and all technical, functional, operational or other enhancements, improvements, additions, upgrades or modifications to, and new versions of, the RLS Licensed Software other than the RLS Licensed Software Corrections. RLS Licensed Software Upgrades shall not include any software or other proprietary data that a third party owns and that
Teletrac is not authorized to disclose. RLS Licensed Software Upgrades that
Teletrac provides to Licensee during the term of this License Agreement shall be treated as RLS Licensed Software for all purposes under this License Agreement

1.18 "RLS Licensed Software" shall mean the executable format versions of the operational computer software or firmware programs, or both, that are listed in
Exhibit A to this License Agreement and are commonly referred to by Teletrac as the "SIMON software", as such programs exist and, to the extent applicable, may be sublicensed by Teletrac to Licensee, at the time of delivery in accordance with this License Agreement, and available documentation relating to the use of such software or firmware. With respect to the RLS Customer Workstation Licensed
Software only, RLS Licensed Software also shall include the source code of such software to the extent that Teletrac is entitled to disclose such source code.
The RLS Licensed Software does not include management information software, including, but not limited to, for purposes such as customer activation, billing and accounting, and Licensee will be responsible for supplying any such software. Teletrac will, however, provide all of its available interface specifications or software books, for Licensee's use in designing management information software to be used with the RLS Licensed Software. In summary, the
RLS Licensed Software programs are the programs designed to perform the following functions for the Radio Location System:

(1) RLS Customer Workstations Licensed Software. These software programs enable the RLS Customer to send and receive information to and from the RLS Network
Control Center and to display the location date on the RLS Map when such map is provided as part of the RLS Customer Workstation.

(2) RLS Network Control Center Licensed Software. These software programs consist of the following three categories:

                                        3

(a) Real time operating software that communicates and synchronizes information received from Location Unit radio signals to calculate locations in real time.

(b) Systems support and maintenance software that enables RLS Customers to access a Radio Location System, forwards requests for locations to RLS
Transmission Sites and diagnoses Radio Location System malfunctions; provided, however, that Licensee acknowledges that this software has been specifically designed to perform in accordance with the standards and protocols in use on the telephone system in the United States and may need to be modified by Licensee in order to perform properly in the Territory.

(c) Database services software that performs customer validation functions, tracks or records use of the Radio Location System and performs message management functions.

(3) RLS Transmission and RLS Receiver Sites Licensed Software. These software programs perform calculations and act as an interface for signals from RLS
Receiver Sites and RLS Transmission Sites and the RLS Data Transmission Network.

(4) RLS Episode Software. Teletrac is finalizing the development of certain software programs designed for managing critical events generated from RLS
Location Units at times when the corresponding RLS Customer Workstation is not logged in to the RLS Network Control Center or the RLS Customer does not have a workstation.

1.19 "RLS Licensed Technical Information" shall mean the manuals, blue prints and other tangible data listed in Exhibit B to this License Agreement, together with intangible information that is proprietary to Teletrac and that may assist
Licensee to use the information listed in Exhibit B for the purpose of designing, constructing and operating and maintaining the RLS in the Territory.

1.20 "RLS Licensed Technical Information Corrections" shall mean any and all technical, functional, operational or other corrections or modifications to the
RLS Licensed Technical Information that are designated by Teletrac, in its sole discretion, to be minor corrections or modifications to the RLS Licensed
Technical Information, provided that RLS Licensed Software Upgrades and RLS
Licensed Software Corrections are not included in this definition. RLS Licensed
Technical Information corrections shall not include any software or other proprietary data that a third party owns and that Teletrac is not authorized to disclose. RLS Licensed Technical Information Corrections that Teletrac provides to Licensee during the term of this License Agreement shall be treated as RLS
Licensed Technical Information for all purposes under this License Agreement.

1.21 "RLS Licensed Technical Information Upgrades" shall mean any and all technical, functional, operational or other enhancements, improvements, additions, updates or modifications to, and any new versions of, the RLS
Licensed Technical Information other than the RLS Licensed Technical Information
Corrections, provided that RLS Licensed Software Upgrades and RLS Licensed
Software Corrections are not included in this definition. RLS Licensed Technical
Information Upgrades shall not include any software or other proprietary data that a third party owns and that Teletrac is not authorized to disclose. RLS
Licensed Technical Information Upgrades that Teletrac provides to Licensee during the term of this

License Agreement shall be treated as RLS Licensed Technical Information for all purposes under this License Agreement.

1.22 "RLS Location Unit" shall mean a radio transceiver and its antenna that is capable of receiving and sending radio signals. A RLS Location Unit enables a
Radio Location System to locate the object to which such RLS Location Unit is attached.

1.23 "RLS Map" shall mean the digitized map of the RLS Coverage Area that
Licensee will provide and use.

1.24 "RLS Network Control Center" shall mean the master station that serves a
RLS Coverage Area. The RLS Network Control Center consists of a group of networked or interconnected computers, or both, that constitute the information processing hub of the Radio Location System.

1.25 "RLS Receiver Sites" shall mean the receivers that gather Location Unit radio signals. Each RLS Receiver Site consists of equipment and software components that capture and convert transmitter and RLS Location Unit radio signals to a computer usable level, and calculate and transmit to the RLS
Network Control Center information about the signals received.

1.26 "RLS Transmission Sites" shall mean the sites that receive location requests from the RLS Network Control Center and transmit forward link signals that prompt RLS Location Unit located in the RLS Coverage Area to send a response radio signal to the RLS Receiver Sites.

1.27 "Spectrum License" shall mean a permit granted to Licensee or a Sublicensee by the proper governmental authorities to use a radio spectrum of four (4) MHz in the Territory.

1.28  "Territory" shall mean the countries described on Exhibit C.

1.29 "Tier I Countries" shall mean those countries in the Territory designated on Exhibit C as "Tier I Countries".

1.30 "U.S. CPI" shall mean the Consumer Price Index for Urban Wage Earners and
Clerical Workers published by the U.S. Department of Labor, Bureau of Labor
Statistics, U.S. City Average, "All Items," base year 1982-1984 = 100. If for any reason the U.S. CPI is discontinued or does not exist, "U.S. CPI" shall mean the official or replacement index published by the U.S. Department of Labor,
Bureau of Labor Statistics, or successor or similar governmental agency which is most similar to the U.S. CPI. U.S. CPI dates shall mean the latest published
U.S. CPI.

2. Grant of Rights.

2.1 Radio Location System. As of the Effective Date, and subject to the terms and conditions of this License Agreement, Teletrac grants to Licensee an exclusive nontransferable right, except as may be permitted by Section 21.6, solely within the Territory, to construct, use, maintain and provide support for a Radio Location System, and to market, sell, promote, maintain and provide support for RLS Customer Equipment and RLS Customer Services, and to provide RLS
Customer Maintenance. Teletrac shall not directly or indirectly operate a Radio
Location System in the Territory during the term of this License Agreement.

2.2 RLS Licensed Software Executable Format and RLS Licensed Technical
Information. As of the Effective Date, and subject to the terms and conditions of this License Agreement, Teletrac grants to Licensee an exclusive nontransferable, except as may be provided by Section 21.6, license to use RLS
Licensed Software in executable format and RLS Licensed Technical Information solely for the purpose of operating, maintaining and providing support for a
Radio Location System in the Territory. Licensee may sublicense to RLS Customers the right to use RLS Customer Workstation Licensed Software only in executable format and only on such RLS Customers designated computer processing unit(s).
Licensee agrees that neither it nor its employees will use or copy RLS Licensed
Software except as authorized in this License Agreement. Other than the RLS
Customer Workstation Licensed Software in executable format, which Licensee may sublicense to RLS Customers, Licensee may copy the RLS Licensed Software solely for its own use and solely in connection with the performance of its obligations under this License Agreement.

2.3 RLS Customer Workstation Licensed Software Source Code. As of the Effective
Date, and subject to the terms and conditions of this License Agreement,
Teletrac grants to Licensee a non-exclusive, nontransferable license, except as may be permitted by Section 21.6, to use the RLS Customer Workstation Licensed
Software that Teletrac delivers to Licensee in source code format, solely for the purpose of translating such software to the native language of the countries in the Territory and otherwise adapting such software for purposes of operating the Radio Location System in the Territory. Licensee may copy the source code for the RLS Customer Workstation Licensed Software solely for its own internal use for the purposes set forth in this Section 2.3 and for the use of independent contractors that Licensee has engaged to make the translations or adaptations authorized under this Section 2.3, provided that such independent contractors shall execute a confidentiality agreement in substantially the same form as the Nondisclosure Agreement referred to in Section 16.4.1 below, and shall execute an agreement to assign to Licensee all inventions made and work performed by the contractor in connection with the RLS Customer Workstation
Licensed Software. In addition, such contractors shall not have any direct or indirect ownership interest in a land-based radio location system or be in the business of providing programming software for any such system, other than the
Radio Location System. Any other use or disclosure of the Customer Workstation
Licensed Software source code shall be subject to Teletrac's prior written consent, which consent Teletrac may withhold in its sole discretion. Teletrac shall have no obligation to provide RLS Licensed Software Upgrades or RLS
Licensed Technical Information Upgrades that are compatible with Licensee's modifications to the RLS Customer Workstation Licensed Software.

2.4 Registration of Patent and Copyrights. Each Party shall have the right in the Territory to file and prosecute to issuance, at its own expense, applications for letters patent and registrations of copyrights with respect to all or any part of the RLS Licensed Software and RLS Licensed Technical
Information, but in any such event the application or registration shall be in the sole name of Teletrac and Teletrac shall be the sole owner of any such letters patent or copyrights, subject only to the terms of this License
Agreement; provided, however, that before taking any action under this Section
2.4, Licensee shall notify Teletrac of its intention to do so, and Teletrac shall have the right within sixty (60) days after receipt of such notice, at its own expense, to take such action or any other action it deems necessary or which may be lawfully available, in which event Licensee shall not proceed to take the proposed actions set forth in its notice. Each Party will keep the other fully informed of its activities with respect to the filing of patent applications or registration of copyrights hereunder. In the event that the Party taking such action determines not to take necessary measures to maintain any letters patent, patent application, copyright or copyright registration, such Party shall notify the other Party of such determination in writing and, thereafter, the other
Party shall have the right, at its own expense, to take such measures as may be deemed advisable by it to maintain such rights and coverage; provided, however, that the other Party shall not thereafter be obligated to maintain such coverage or rights.

3. Reservation of Rights. Except as to those certain rights and licenses expressly granted to Licensee under this License Agreement, Teletrac reserves all proprietary rights, title and interest, including all ownership and proprietary rights, in and to the Radio Location System, RLS Licensed Software,
RLS Licensed Technical Information and the "Teletrac" trade name, trademark and service mark, including all designs, inventions, patents, copyrights, trademarks, service marks, trade secrets, know-how, techniques, engineering details, enhancements, improvements, addition, upgrades, modifications, derivative works. Licensee acknowledges that no title to the "Teletrac" marks,
RLS Licensed Software or RLS Licensed Technical Information, or any part thereof, has been or will be transferred to Licensee. Neither Licensee nor any
Licensee affiliate will disassemble or recompile any RLS Licensed Software, other than the RLS Customer Workstation Licensed Software solely for the purposes set forth in Section 2.3 above.

4. Consideration.

4.1 Fees. In consideration for the grant of rights to Licensee in this License
Agreement, Licensee will perform the obligations set forth in this License
Agreement and will pay to Teletrac the following amounts:

4.1.1 Lump Sum Payment. In consideration for the execution and delivery of this
License Agreement by Teletrac, Licensee shall pay to Teletrac the sum of Two
Million Eight Hundred Thousand U.S. Dollars (U.S. $2,800,000.00) payable on the
Effective Date.

4.1.2 Annual Royalty. In addition, Licensee shall pay to Teletrac an annual royalty (the "Annual Royalty"), payable quarterly, based upon the revenues earned by Licensee from operating the Radio Location System in the Territory, as follows:

(1) Equipment Royalty Interest. A fee equal to three per cent (3%) of RLS
Customer Equipment Revenue (the "Equipment Royalty Interest").

(2) Maintenance Royalty Interest. A fee equal to three per cent (3%) of RLS
Customer Maintenance Revenue (the "Maintenance Royalty Interest").

(3) Service Royalty Interest. A fee equal to three per cent (3%) of RLS Customer
Service Revenue (the "Services Royalty Interest, and together with the Equipment
Royalty Interest and Maintenance Royalty Interest, the "Royalty Interests").

4.1.3 Tier I Countries - Annual Royalty Wavier. Licensee's obligation to pay an
Annual Royalty on revenues received from the operation of the Radio Location
System in each Tier I Country shall not commence until the earliest to occur of
(i) the fifth anniversary of the issuance of the Spectrum License in such country and (ii) the eighth anniversary of the Effective Date.

4.2 Records and Adjustments. Licensee shall keep full, clear, separate and accurate records, accounts and working papers with respect to RLS Customer
Equipment Revenue, RLS Maintenance Revenue, and RLS Customer Services Revenue
and calculation of Royalty Interests for at least four (4) years after the termination of the calendar year to which they relate. Licensee shall use accounting principles generally accepted in Israel ("Israeli GAAP") for all records and accounts required under this License Agreement. Licensee shall engage an independent accountant to conduct an annual audit of such records and accounts. In addition, upon two (2) days notice to Licensee, Teletrac or its agent shall have the right to examine during normal business hours all records and accounts relating to the Royalty Interest and Licensee's performance under this License Agreement, including, but not limited to, any auditors' work records. Prompt adjustment shall be made by the proper party to compensate for any errors or omissions disclosed by any such examination. If a special examination or special audit requested by Teletrac discloses an under calculation in excess of five percent (5%) of the amount payable to Teletrac, then Licensee shall bear the cost of such examination, and shall promptly correct the calculation of amounts payable and pay any underpaid amount, plus all late payment charges due and owing. If such an examination or audit discloses an overpayment to Teletrac, then Teletrac shall promptly repay to
Licensee the overpaid amount. Disagreements about accounting matters shall be resolved as set forth in Section 20.4 below.

4.3  Reports, Forecasts and Payments.

4.3.1 Reports. Commencing on the date that Royalty Interests first begin to accrue, Licensee shall provide to Teletrac within thirty (30) days after the end of each calendar quarter ending on March 31, June 30, September 30 and December
31, financial information for the quarter that just ended and year-to-date financial information (in accordance with the accounting requirements set forth in Section 4.2 above), together with all working papers used to compile such statements, that show the amount of and the basis for the calculation of the RLS
Customer Equipment Revenue, RLS Maintenance Revenue, RLS Customer Services
Revenue, and Royalty Interests and the number of activated Location Units and
RLS Customers. In all such reports, the amount of RLS Customer Equipment
Revenue, RLS Maintenance Revenue, RLS Customer Services Revenue, and Royalty
Interests and the number of activated Location Units and RLS Customers, shall be reported in the aggregate and for each country in the Territory. All such information and working papers shall be in English and shall be accompanied by a letter from the independent accountant that Licensee has engaged as required under Section 4.2 above confirming that such accountant has reviewed and agrees that the method of computing the Royalty Interests complies with the requirements of this License Agreement. Licensee also shall provide with its quarterly financial statements its forecast of RLS Customer Equipment Revenue,
RLS Maintenance Revenue and RLS Customer Services Revenue for the next four (4)
quarters. Such statements, working papers and forecasts, together with all fees due to Teletrac, shall be sent to Teletrac at its address specified in accordance with Section 21.2 below.

4.3.2 Payments. All payments of Royalty Interests shall be made quarterly and audited and adjusted annually. The audit shall be conducted by Licensee independent accountant as set forth in Section 4.2 above. All payment shall be due and payable thirty (30) days after the end of each calendar quarter in U.S.
dollars and any conversion to U.S. dollars shall be made as often as Licensee makes such conversions for its own purposes and, in all cases, at least on the last day, Monday through Friday, excluding Bank of Israel holidays, before the payment is due, at the

Representative Rate of Exchange determined by the Bank of Israel. Payments of
Royalty Interests shall be subject to deduction for Israeli withholding taxes that apply to payments from Licensee to Teletrac. Licensee shall cooperate with
Teletrac in providing documentation that will assist Teletrac to obtain tax credits with respect to such withholding.

4.4 Late Payments. Late payments of Annual Royalty Payments or of any other amounts due under this License Agreement shall be subject to a late payment charge calculated at an annual rate of eighteen percent (18%) commencing on the date such payment or other amount was due and continuing until it has been paid in full. If the amount of such charge exceeds the maximum charge permitted by law, such charge shall be reduced to such maximum.

5. Radio System Location Equipment. Licensee acknowledges that Teletrac does not manufacture or provide any of the equipment that will be needed in order to construct and operate the Radio Location System in the Territory. Teletrac has
advised Licensee that Teletrac currently purchases most RLS Location Units and
RLS Receiver Site equipment for its operations in the United States from Tadiran
Telematics Ltd., a division of Tadiran Ltd., of Holan, Israel ("Tadiran"). The
Parties acknowledge and agree that Licensee is free to purchase RLS Location
Units, RLS Receiver Site equipment, RLS Customer Workstations, RLS Network
Control Center Equipment and any and all other equipment and materials needed in order to construct and operate the Radio Location System in the Territory from any individual or entity that manufactures such equipment in accordance with the technical and other specifications necessary to properly operate the Radio
Location System. Licensee acknowledges and agrees that Teletrac does not provide any representation or warranty of any kind, express or implied, including, without limitation, any implied warranty of merchantability or fitness for a particular purpose on any equipment or materials obtained by License from any third party, including Tadiran.

6. Term. This License Agreement shall commence on the Effective Date and shall remain in effect until it is terminated in accordance with Section 7 below.

7. Termination. Neither Party shall be in breach of this License Agreement if the License Agreement is terminated under Sections 7.1, 7.3, 7.4 or 7.5 below, and the terminating Party shall not be in breach of this License Agreement if it terminates this License Agreement under Sections 7.2 or 7.6 below.

7.1  This License Agreement may be terminated by mutual written agreement.

7.2 If either Party (a) is dissolved or liquidated or otherwise ceases to operate as a going concern or ceases to operate a Radio Location System, and (b)
does not have a successor to its rights and obligations under this License
Agreement (the "Non-operational Party"), then, at any time within ninety (90)
days from the date that the other Party (the "Operational Party") learns of the facts referred to in subsections (a) and (b) above, the Operational Party may elect to terminate this License Agreement upon thirty (30) days' written notice to the Non-operational Party. If Licensee elects to terminate this License
Agreement pursuant to this Section 7.2, then Licensee also may elect to continue to operate the Radio Location System in the Territory pursuant to Section 9.1 below.

7.3 Licensee may elect to cease operation of the Radio Location System at any time and to terminate this License Agreement provided that it complies with the provisions of Section 9.2 below.

7.4 Teletrac may elect to cease its Radio Location System business at any time and to terminate this License Agreement provided that Licensee is allowed to continue to operate its Radio Location System as set forth in Section 9.1.

7.5 Either party may terminate this License Agreement if:

(1) the other Party shall file a voluntary petition pursuant to Chapter 7 of the
United States Bankruptcy Code (the "Bankruptcy Code") or commence any other proceeding for the liquidation of its business under the laws of any state or nation governing insolvencies, liquidation, or other similar matters; or

(2) if a person shall file an involuntary petition against the other Party pursuant to Chapter 7 of the Bankruptcy Code or commence any other proceeding against such other Party for the liquidation of such Party's business and a bankruptcy or other court, tribunal or body having jurisdiction shall, by final order no longer subject to appeal, ajudge such other Party a bankrupt under
Chapter 7 of the Bankruptcy Code or such other law or order the liquidation of the other Party's business; or

(3) if, pursuant to the order which shall become final and no longer subject to appeal of a court having jurisdiction over the other Party, a receiver or trustee, shall be appointed to liquidate the Party's business; or

(4) if the other Party shall, in fact, terminate all or substantially all of its business;

provided, however, that notwithstanding anything in this License Agreement to the contrary, a Party shall not be entitled to terminate this License Agreement
(i) because the other Party shall file or commence, or have filed or commenced against it, any petition or proceeding for a reorganization of its business, or
(ii) because the other Party shall transfer to any person its business, assets or operations, provided that the transferee shall agree to be bound by the terms of this License Agreement.

7.6 Either Party may terminate this License Agreement by written notice to the defaulting Party if any of the following occurs and the defaulting Party has received written notice of the default and has failed to cure the default during the cure period specified below:

7.6.1 A Party's failure to timely make any payment as required by this License
Agreement, and the failure to cure such default within sixty (60) days of its receipt of written notice of such default during the first two such defaults, or within thirty (30) days of its receipt of written notice of any payment default after the first two events of late payment;

7.6.2 A Party's breach of one or more of its material obligations under this
License Agreement, and the breaching Party's failure to cure such breach within sixty (60) days of its receipt of written notice of such breach; or

                                       10

7.6.3 An attempt to sell, transfer or assign a Party's rights or delegate its duties under this License Agreement in violation of Section 21.6 of this License
Agreement, and the failure to cure such default within sixty (60) days of the defaulting Party's receipt of written notice of such default.

provided, however, notwithstanding the foregoing, the License Agreement can not be terminated pursuant to this Section 7.6 if the Parties are arbitrating a dispute in good faith and the cure periods set forth herein have expired after a final arbitration decision has been reached.

7.7 The rights granted to Licensee hereunder shall terminate on the eighth anniversary of the Effective Date with respect to any country in the Territory for which Licensee has not obtained a Spectrum License and is actively pursuing establishment of a Radio Location System by such date, provided, however, that if on such date Licensee has applied for and is actively pursuing a Spectrum
License in any such country, Licensee may obtain a reasonable extension of this deadline in order to obtain the Spectrum License and establish a Radio Location
System in such country by paying Teletrac an extension fee in an amount to be negotiated by the parties at such time.

8. Restrictions on Business Activities.

8.1 Except for the operation of the Radio Location System in the Territory during the term of this License Agreement, and after the term of this License
Agreement as specifically set forth in Section 9.1 of this License Agreement, during the term of this License Agreement and for a period of three (3) years after termination of this License Agreement, neither Licensee nor any entity that Licensee controls or has the ability to control:

8.1.1 Shall construct or operate or invest in any multi-lateration land based radio location services designed to service the mass consumer or commercial market anywhere in the world that is based or derived, in whole or in part, on any confidential or proprietary information of Teletrac, including, without limitation, the RLS Licensed Software and the RLS Licensed Technical
Information. For purposes of this Section 8.1, "radio location service" shall mean any service which, within a defined geographic region that (a) uses time of arrival radio measurements to locate an object and (b) has been designed primarily for the purpose of determining an object's location.

8.1.2 Shall operate, invest in or acquire a direct or indirect ownership interest in any entity that operates a business that competes or will compete, directly or indirectly, with the Radio Location System operated by Licensee in the Territory.

8.2 Teletrac shall not unreasonably withhold its consent to allow entities that have previously provided services to Teletrac, and have entered into confidentiality and nondisclosure agreements with Teletrac which prohibit such entities and their employees from disclosing confidential or proprietary information regarding Teletrac to third parties, to provide services to
Licensee, provided that any confidential or proprietary information of Teletrac received by Licensee from such entities shall be subject to the provisions of the Nondisclosure Agreement attached hereto as Exhibit D to the same extent as if Licensee had received such information directly from Teletrac.

                                       11

9. Effect of Termination or Cancellation.

9.1 Circumstances Where Operations Continue - Continued Rights. If, as set forth in Section 7.2, 7.5 or 7.6.2, Licensee elects to terminate this License
Agreement, or as set forth in Section 7.4, Teletrac elects to terminate this
License Agreement, and Licensee elects to continue to operate the Radio Location
System in the Territory, then, solely for the purpose of such operations in the
Territory, Licensee may continue to use the RLS Licensed Software and RLS
Licensed Technical Information.

9.2 Circumstances Where Operations End - Return of Materials Non-Compete. In all
cases of termination or cancellation of this License Agreement (other than where
Licensee elects to terminate this License Agreement under Section 7.2, 7.5 or
7.6.2, or Teletrac elects to terminate this License Agreement under Section 7.4, and Licensee elects to continue operation of the Radio Location System in the
Territory pursuant to Section 9.1 above), within sixty (60) days after termination or cancellation of this License Agreement, Licensee shall cease all use of RLS Licensed Software and RLS Licensed Technical Information. In
addition, Licensee shall, at Teletrac's request, return to Teletrac, or to
Teletrac's designee, all RLS Licensed Technical Information, RLS Licensed
Software, and all other data, software, warranty and maintenance information, and other materials related to Radio Location Systems, and shall permanently erase, including low-level re-format of fixed disk storage devices, and remove from all computer, electronic or other storage devices in its possession or under its control, or otherwise destroy, all images, copies or documents that incorporate the RLS Licensed Software and RLS Licensed Technical Information.
Notwithstanding anything to be contrary in this License Agreement, Licensee shall not be required to return RLS Customer Equipment that Licensee has provided to RLS Customers, or executable format RLS Customer Workstation
Licensed Software that Licensee has licensed to third parties, in accordance with the terms and conditions of this License Agreement.

9.3 No Damages. Neither Licensee nor Teletrac shall, by reason of the termination or cancellation of this License Agreement in accordance with the terms of this License Agreement, be liable to the other for compensation, reimbursement or any damages, either actual, consequential, incidental, special or punitive, arising out of such termination or cancellation, including, but not limited to, the loss of prospective profits on anticipated sales, or on account of expenditures, investments, leases or commitments in connection with the business or goodwill of Teletrac or Licensee or otherwise anticipated under this
License Agreement.

9.4 Payment Obligations. Termination or cancellation of this License Agreement shall not relieve Licensee of any obligation to pay Teletrac any amounts due and owing to Teletrac under this License Agreement.

9.5 Survival. After the termination or cancellation of this License Agreement by its terms, operation of law or otherwise, all rights, privileges and obligations arising from this License Agreement shall cease to exist; provided, however the confidentiality requirement in Section 16.4, the obligations and limitations in
Sections 3, 4.1 (to the extent amounts are past due), 4.2, 8, 9, 10.2, 10.3,
10.5, 11, 12, 13.2, 14, 16.6, 16.9, 19, 20 and 21, and such other obligations which, from the context hereof, are intended to survive the termination of this
Agreement, shall remain in full force and effect.

                                       12

10. Corrections, Upgrades and Newly Developed Equipment.

10.1 RLS Licensed Software Upgrades and Corrections; RLS Licensed Technical
Information Upgrades and Corrections.

10.1.1 RLS Licensed Software Upgrades. Licensee shall have the right to receive any RLS Licensed Software Upgrades, at no charge, provided that Teletrac shall have no obligation to provide Licensee any RLS Licensed Software Upgrades until such upgrades have been installed on at least twenty-five percent (25%) of
Teletrac's Radio Location System operating in the United States. Licensee acknowledges that Teletrac shall have no obligation to create RLS Licensed
Upgrades or to provide upgrades requested by Licensee.

10.1.2 RLS Licensed Software Corrections. During the term of this License
Agreement, Teletrac agrees that, within sixty (60) days after the release of any
RLS Licensed Software Corrections to at least fifty percent (50%) of Teletrac's
Radio Location System operating in the United States, Teletrac will deliver to
Licensee, at no charge, copies in executable format of such RLS Licensed
Software Corrections. Licensee acknowledges that Teletrac shall have no obligation to create RLS Licensed Software Corrections or to provide corrections requested by Licensee. Teletrac shall deliver all such corrections to Licensee's
Contract Technical Coordinator, together with a list of the corrections that
Teletrac is providing.

10.1.3 RLS Licensed Technical Information Upgrades. Licensee shall have the right to receive any RLS Licensed Technical Information Upgrades at no charge, provided that Teletrac shall have no obligation to provide any RLS Licensed
Technical Information Upgrades until such RLS Technical Modifications have been installed on at least twenty-five (25%) of Teletrac's Radio Location System operating in the United States. Licensee acknowledges that Teletrac shall have no obligation to make RLS Licensed Technical Information Upgrades or to design or implement RLS Licensed Technical Information Upgrades requested by Licensee.

10.1.4 RLS Licensed Technical Information Corrections. During the term of this
License Agreement Teletrac agrees that, within sixty (60) days after the release of any RLS Licensed Technical Information Corrections to at least fifty percent
(50%) of Teletrac's Radio Location Systems operating in the United States,
Teletrac will deliver to Licensee, at no charge, copies of such RLS Licensed
Technical Information Corrections. Licensee acknowledges that Teletrac shall have no obligation to make RLS Licensed Technical Information Corrections or to design or implement RLS Licensed Technical Information Corrections requested by
Licensee. Teletrac shall deliver all such Corrections to Licensee's Contract
Technical Coordinator, together with a list of the corrections that Teletrac is providing.

10.2 Upgrades and Modifications to the Radio Location System Developed by
Licensee; Newly Developed Equipment.

10.2.1  RLS Licensed Customer Workstation Software.

(1) Authority to Make Upgrades. Licensee may make upgrades, improvements, additions, enhancements or modifications to RLS Customer Workstations Licensed
Software ("Licensee Workstation Software Upgrades"). Licensee shall notify the
Teletrac Technical Coordinator in writing of the Licensee Workstation Software
Upgrades within thirty (30) days after Licensee

                                       13

commences work on them. Licensee acknowledges and assumes all risks that
Licensee Workstation Software Upgrades may affect the functionality or operation of the RLS Licensed Software or Radio Location System, or both.

(2) Ownership and License of Upgrades. Licensee will be the sole owner of
Licensee Workstation Software Upgrades.

(a) Derivative Upgrades. As to those Licensee Workstation Software Upgrades that are derived from or include any part the RLS Workstation Software or RLS
Licensed Technical Information, Licensee hereby grants to Teletrac a world-wide, exclusive (except in the Territory, where such license shall be nonexclusive)
perpetual, royalty free, license to use, market, distribute, sublicense, reproduce and have reproduced such Licensee Workstation Software Upgrades solely for purposes of land-based radio location systems that locate animate or inanimate objects, including people, and for ancillary activities such as data messaging or voice messages. Such licenses shall not include any portion of the
Licensee Workstation Software Upgrades that is owned by a third party other than any entity that Licensee controls or has the ability to control, and that
Licensee is not authorized to disclose. Licensee shall have no right, either during or after the term of this License Agreement, to sell or disclose to third parties, or to use, other than as part of the Radio Location System in the
Territory, Licensee Workstation Software Upgrades that are derived from or include any part of the RLS Licensed Software or RLS Licensed Technical
Information. Licensee shall have no obligation to deliver Licensee Workstation
Software Upgrades to Teletrac until test versions of such Upgrades are available.

(b) Stand-alone Upgrades. As to those Licensee Workstation Software Upgrades that are neither derived from nor include any part of the RLS Workstation
Software or RLS Licensed Technical Information, Licensee hereby grants to
Teletrac a world-wide, nonexclusive, perpetual, royalty free, license to use market, distribute, sublicense, reproduce and have reproduced such Licensee
Workstation Software Upgrades solely for the purposes of land-based radio location systems that locate animate or inanimate objects, including people, and for ancillary activities such as data messaging or voice messaging. Such licenses shall not include any portion of the Licensee Workstation Software
Upgrades that is owned by a third party other than any entity that Licensee controls or has the ability to control, and that Licensee is not authorized to disclose. Teletrac shall have no right to sell or disclose stand-alone Licensee
Workstation Software Upgrades as a product independent from its provision of a radio location service. Other than the limitations on business activities set forth in Section 8 above, there shall be no restrictions on Licensee's rights with respect to Licensee Workstation Software Upgrades that do not include and are not derived from any of the RLS Licensed Software or RLS Licensed Technical
Information. Licensee shall have no obligation to deliver Licensee Workstation
Software Upgrades to Teletrac until test versions of such Upgrades are available.

10.2.2 RLS Licensed Software Other Than RLS Licensed Customer Workstation
Software.

(1) Authority to Make Upgrades. Licensee may make upgrades, improvements, additions, enhancements or modifications to RLS Licensed Software other than the
RLS Licensed Customer Workstation Software ("Licensee Executable Software
Upgrades"). Licensee shall notify the Teletrac Technical Coordinator in writing of the Licensee Executable Software Upgrades within thirty (30) days after
License commences work on them. Licensee

                                       14

acknowledges and assumes all risks that Licensee Executable Software Upgrades may affect the functionality or operation of the RLS Licensed Software or Radio
Location System, or both.

(2) Ownership and License of Upgrades. Licensee will be the sole owner of
Licensee Executable Software Upgrades.

(a) Derivative Upgrades. As to those Licensee Executable Software Upgrades that are derived from or include any part the RLS Licensed Software or RLS Licensed
Technical Information, Licensee hereby grants to Teletrac a world-wide, exclusive (except in the Territory where such license shall be nonexclusive)
perpetual, royalty free, license to use, market, distribute, sublicense, reproduce and have reproduced such Licensee Executable Software Upgrades solely for purposed of land-based radio location systems that locate animate and inanimate objects, including people, and for ancillary activities such as data messaging or voice messages. Such licenses shall not include any portion of the
Licensee Executable Software Upgrades that is owned by a third party other than any entity that Licensee controls or has the ability to control, and that
Licensee is not authorized to disclose. Licensee shall have no right, either during or after the term of this License Agreement, to sell or disclose to third parties, or to use, other than as part of the Radio Location System in the
Territory, Licensee Executable Software Upgrades that are derived from or include any part of the RLS Licensed Software. Licensee shall have no obligation to deliver Licensee Executable Software Upgrades to Teletrac until test versions of such Upgrades are available.

(b) Stand-alone Upgrades. As to those Licensee Executable Software Upgrades that are neither derived from nor include any part of the RLS Licensed Software or
RLS Licensed Technical Information, Licensee hereby grants to Teletrac a world-wide, nonexclusive, perpetual, royalty free, license to use, market, distribute, sublicense, reproduce and have reproduced such Licensee Executable
Software Upgrades solely for purposes of land-based radio location systems that locate animate or inanimate objects, including people, and for ancillary activities such as data messaging or voice messages. Such licenses shall not include any portion of the Licensee Executable Software Upgrades that is owned by a third party other than any entity that Licensee controls or has the ability to control, and that Licensee is not authorized to disclose. Teletrac shall have no right to sell or disclose stand-alone Licensee Executable Software Upgrades as a product independent from its provision of a radio location service. Other than the limitations on business activities set forth in Section 8 above, there shall be no restrictions on Licensee's rights with respect to Licensee
Executable Software Upgrades that do not include and are not derived from any of the RLS Licensed Software or RLS Licensed Technical Information. Licensee shall have no obligation to deliver Licensee Executable Software Upgrades to Teletrac until test versions of such Upgrades are available.

10.2.3  RLS Licensed Technical Information.

(1) Authority to Make Modifications. Licensee may make modifications, upgrades, additions, enhancements and improvements to the RLS Licensed Technical
Information ("Licensee Technical Modifications"). Licensee shall notify the
Teletrac Technical Coordinator in writing of the Licensee Technical
Modifications within thirty (30) days after Licensee commences work on them.
Licensee acknowledges and assumes all risks that Licensee Technical
Modifications

                                       15

may affect the functionality or operation of the RLS Licensed Software or Radio
Location System, or both.

(2) Ownership and License of Modifications. Licensee will be the sole owner of
Licensee Technical Modifications.

(a) Derivative Upgrades. As to those Licensee Technical Modifications that are derived from or include any part of the RLS Licensed Technical Information,
Licensee hereby grants to Teletrac a world-wide, exclusive (except in the
Territory, where such license shall be nonexclusive), perpetual, royalty free, license to use, market, distribute, sublicense, reproduce and have reproduced such Licensee Technical Modifications solely for purposes of land-based radio location systems that locate animate or inanimate objects, including people, and for ancillary activities such as data messaging or voice messaging. Such licenses shall not include any portion of the Licensee Technical Modifications that is owned by a third party other than any entity that Licensee controls or has the ability to control, and that Licensee is not authorized to disclose.
Licensee shall have no right, either during or after the term of this License
Agreement to sell or disclose to third parties, or to use, other than as part of the Radio Location System in the Territory, Licensee Technical Modifications
that are derived from or include any part of the RLS Licensed Technical
Information. Licensee shall no obligation to deliver Licensee Technical
Modifications to Teletrac until test versions of such Modifications are available.

(b) Stand-alone Upgrades. As to those Licensee Technical Modifications that are neither derived from nor include any part of the RLS Licensed Technical
Information, Licensee hereby grants to Teletrac a world-wide, nonexclusive, perpetual, royalty free, license to use, market, distribute, sublicense, reproduce and have reproduced such Licensee Technical Modifications solely for purposes of land-based ratio location systems that locate animate or inanimate objects, including people, and of ancillary activities such as data messaging or voice messages. Such licenses shall not include any portion of the Licensee
Technical Modifications that is owned by a third party other than any entity that Licensee controls or has the ability to control, and that Licensee is not authorized to disclose, Teletrac shall have no right to sell or disclose stand-alone Licensee Technical Modifications as a product independent from its provision of a radio location service. Other than the limitations on other business activities set forth in Section 8 above, there shall be no restrictions on Licensee's rights with respect to Licensee Technical Modifications that do not include and are not derived from any of the RLS Licensed Technical
Information. Licensee shall have no obligation to deliver Licensee Technical
Modifications to Teletrac until test versions of such Modifications are available.

10.2.4 Newly Developed Equipment. If Licensee develops equipment related to the
Radio Location System, Licensee shall not be required to disclose to Teletrac the engineering and manufacturing specifications for the equipment, but Licensee shall within sixty (60) days after the development thereof, notify and provide to the Teletrac Technical Coordinator the performance specification and Radio
Location System interface information for such equipment, and shall offer to
Teletrac the opportunity to purchase such equipment at a reasonable price, which shall be no higher than the lowest price at which Licensee sells such equipment to third parties purchasing similar quantities.

                                       16

10.3 Delivery; Licensee Assistance Concerning Upgrades and Modifications. As to
all Licensee Workstation Software Upgrades, Licensee Executable Software
Upgrades and Licensee Technical Modifications that Licensee delivers to Teletrac under this Agreement, Licensee will deliver to Teletrac the software source code and information concerning the source and authorship of delivered material and inventions and copies of all printed or written materials related thereto.
Licensee agrees to make its engineering and production personnel reasonably available, at Teletrac's cost, for consultation with Teletrac at Teletrac's facilities in the United States of America, or at such other location selected by Teletrac, in order to provide training, advice and assistance with respect to the Licensee Workstation Software Upgrades, Licensee Executable Software
Upgrades and Licensee Technical Modifications.

10.4 Teletrac Obligations With Respect to Licensee Upgrades and Licensee
Modifications. Licensee's implementation of Upgrades and Modifications authorized under Section 10.2 will not relieve Teletrac of its obligations under this License Agreement. However, the Parties acknowledge and agree that Teletrac will have no obligation to modify the RLS Licensed Software or RLS Licensed
Technical Information or to modify the training, support and warranty provisions that it is obligated to provide under this License Agreement, to make them compatible with the Licensee Workstation Software Upgrades, Licensee Executable
Software Upgrades or Licensee Technical Modifications.

10.5 Protection of Licensee Upgrades and Licensee Modifications. Licensee will cooperate with Teletrac in taking such actions as Teletrac reasonably requests for the purposes of filing, any where in the world, patent, copyright and other intellectual property registration applications with respect to the Licensee
Workstation Software Upgrades, Licensee Executable Software Upgrades and
Licensee Technical Modifications. Such applications, shall, where applicable, list Licensee as the author, owner or inventor. Nothing in this Section 10.5 shall limit Licensee's right to file or prosecute to issuance any such applications with respect to the Licensee Workstation Software Upgrades,
Licensee Executable Software Upgrades or Licensee Technical Modifications, and
Licensee shall be free to file such applications, provided that (i) Licensee notifies Teletrac in writing of such action prior to the time it is taken and
(ii) any such application by Licensee concerning rights that are derived from, or include any part, of the RLS Licensed Software or RLS Licensed Technical
Information shall acknowledge and protect Teletrac's sole ownership of, and such right's derivative use of, the RLS Licensed Software and/or RLS Licensed
Technical Information. Teletrac shall have the right, at its expense, but, except as set forth in Section 11.2 below, no obligation, to bring, defend and maintain any appropriate suit, action or proceeding involving the infringement or misappropriation of the Licensee Workstation Software Upgrades, Licensee
Executable Software Upgrades or Licensee Technical Modifications. If Teletrac
finds it necessary to join Licensee in such suit, action or proceeding, Licensee shall execute all papers and perform such other acts as may reasonably be required and may, at its option and expense, be represented by counsel of its choice. Should Teletrac lack standing to bring any such suit, action or proceeding, then Licensee, at the request of Teletrac, shall do so, or, at
Teletrac's request, Licensee shall assign such rights and interest to Teletrac as will enable Teletrac to gain such standing.

                                       17

11. Teletrac Indemnity: Infringement Claims.

11.1 Indemnity. Subject to Sections 13.2 and 14 below, Teletrac will defend, indemnify and hold harmless Licensee, and its directors, officers, employees and agents, from and against any and all claims, demands, liabilities, actions, suits, proceedings (including reasonable attorneys' fees) asserted by a third party arising out of or relating to Teletrac's performance under or breach of this License Agreement, and Teletrac agrees to undertake the cost of defending the same, and will pay resulting costs and damages finally awarded, provided that:

(1) Licensee promptly notifies Teletrac of the claim;

(2) Licensee cooperates with Teletrac in the defense, provided that Teletrac reimburses Licensee for its reasonable out-of-pocket expenses (including reasonable outside counsel legal fees) associated with such cooperation; and

(3) Teletrac has sole control of the defense and all related settlement negotiations, using counsel reasonably satisfactory to Licensee.

11.2  Teletrac's Obligations Regarding Infringement Claims.

11.2.1 No Warranty; Licensee Due Diligence. Teletrac represents and warrants to
Licensee that as of the Effective Date it has not been notified of any claim that Teletrac's use of the RLS Licensed Software and RLS Licensed Technical
Information in the United States violates the legally protected trade secret, proprietary right or other interest of a third party, or infringes a patent, copyright or other intellectual property right of a third party (a "Third Party
Infringement Claim"). Licensee acknowledges and agrees, however, that Teletrac makes absolutely no representation or warranty regarding Third Party
Infringement Claims arising from Licensee's use of the RLS Licensed Software and
RLS Licensed Technical Information in the Territory. Teletrac strongly encourages Licensee to conduct patent and copyright searches, and other appropriate due diligence, in the Territory to ensure that Licensee's use of the
RLS Licensed Software and RLS Licensed Technical Information in the Territory
will not result in a Third Party Infringement Claim, prior to investing any substantial funds in the construction of the Radio Location System in the
Territory. Licensee acknowledges and agrees that it is assuming all risk and liability that a Third Party Infringement Claim may result from Licensee's use of the RLS Licensed Software or RLS Licensed Technical Information in the
Territory.

11.2.2 Third Party Infringement Claims. If a Third Party Infringement Claim
occurs in the Territory with respect to one or more elements of the RLS Licensed
Technical Information or RLS Licensed Software, or in Teletrac's opinion is likely to occur, Teletrac will use reasonable commercial efforts, at its option and expense, either to challenge such Third Party Infringement Claim or otherwise procure for Licensee the right to continue to use, maintain and provide support for the Radio Location System, or to replace or modify the alleged infringing element so that such element becomes non-infringing, provided that such replacement or modification does not materially affect performance of the Radio Location System. If Teletrac has spent, or anticipates that it will be required to spend, more than U.S. $100,000 for such efforts, then Teletrac may give Licensee a ninety (90) day option to pursue such efforts on its own and at its own expense. If Licensee elects to pursue such efforts on its own, then
Licensee may deduct from the Annual Royalty Payments due to Teletrac in the future, the reasonable expenses Licensee has incurred in obtaining non-infringing elements, up to a maximum amount of

                                       18

U.S.$250,000. If Licensee has not elected to pursue such efforts on its own within such ninety (90) day option period, then Licensee must notify Teletrac in writing either (i) that this License Agreement shall continue in full force and effect without regard to such Third Party Infringement Claim and without any reduction in the Annual Royalty Payment, or (ii) that Licensee elects to terminate this License Agreement due to such Third Party Infringement Claim, which shall be deemed to be a termination under Section 7.1. If the use of any
RLS Licensed Software or RLS Licensed Technical Information is enjoined and the foregoing remedies cannot reasonably be accomplished, or if Licensee elects to continue this License Agreement but fails to procure the right to use the infringing element or to replace or modify the infringing element so that it becomes non-infringing, then Teletrac may require the return of the infringing
RLS Licensed Software or RLS Licensed Technical Information, and Licensee's
right to use such RLS Licensed Software or RLS Licensed Technical Information
shall thereupon terminate. In no event shall Teletrac have any obligation to repay or refund any amounts previously paid to it by Licensee.

11.2.3 Limitation on Teletrac's Obligations. Teletrac shall have no obligation, and Licensee shall have no rights, under Section 11.2.2 if the Third Party
Infringement Claim: (a) could have been avoided by Licensee's use of the most current, unaltered release of RLS Licensed Software or RLS Licensed Technical
Information; (b) resulted, in whole or in part, from a modification to the Radio
Location System made or owned by Licensee or by one or more of its affiliates;
(c) resulted, in whole or in part, from Licensee's use, sale or modification, enhancement or improvement of RLS Location Units, RLS Customer Workstations, RLS
Network Control Center or any equipment, software or other items not obtained from Teletrac; (d) resulted, in whole or in part, from Licensee's combination of the RLS Licensed Software or RLS Licensed Technical Information with any other software, equipment or technology; (e) resulted, in whole or in part, from
Licensee's Workstation Software Upgrades, Licensee Executable Software Upgrades
or Licensee Technical Information Upgrades; or (f) resulted, in whole or in part, from Licensee's breach of its obligations under this Licensed Agreement.

11.2.4 Sole Remedy for Infringement Claims. The foregoing states the entire obligation of Teletrac, and the sole remedies of Licensee, with respect to infringement of patents, copyrights, trade secrets and other proprietary rights or interests.

12. Licensee Indemnity. Licensee shall defend, indemnify and hold harmless
Teletrac, and its directors, officers, employees and agents from and against any and all claims, demands, liabilities, actions, suits, proceedings or expenses
(including reasonable attorney's fees) asserted by a third party: (a) arising out of or relating to Licensee's marketing, sale, use, design, construction, manufacture, maintenance, repair, modification, upgrade, enhancement, improvement or support of the Radio Location System in the Territory, or any
part thereof, including Licensee Workstation Software Upgrades, Licensee
Executable Software Upgrades or Licensee Technical Modifications, the RLS
Location Units, RLS Customer Workstations, RLS Network Control Center or any
equipment, software or other items not obtained from Teletrac, or any combination thereof; or (b) arising out of or relating to Licensee's performance under or breach of this License Agreement, and Licensee agrees to undertake the cost of defending the same, and will pay resulting costs and damages finally awarded, provided that:

(1) Teletrac promptly notifies Licensee of the claim;

                                       19

(2) Teletrac cooperates with Licensee in the defense, provided that Licensee reimburses Teletrac for its reasonable out-of-pocket expenses (including reasonable outside counsel's legal fees) associated with operations; and

(3) Licensee has sole control of the defense and all related settlement negotiations, using counsel reasonable satisfactory to Teletrac.

13. Teletrac Representations and Disclaimer.

13.1 Exhibits. Teletrac represents that to the best of its knowledge the RLS
Licensed Software listed on Exhibit A and the RLS Licensed Technical Information
listed on Exhibit B to this License Agreement is all of the RLS Licensed
Software and all of the tangible RLS Licensed Technical Information that has been released to at least fifty percent (50%) of Teletrac's U.S. Radio Location
Systems as of the date of this License Agreement. If Teletrac has omitted any such software or information, upon discovery of such omissions, it will amend
Exhibits A and B and deliver such software or information to Licensee.

13.2 NO WARRANTY. EXCEPT AS PROVIDED IN SECTION 11.2.1, TELETRAC MAKES
ABSOLUTELY NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE RADIO LOCATION
SYSTEM OR ANY PART THEREOF, INCLUDING, BUT NOT LIMITED TO, THE RLS COMPONENTS,
RLS LICENSED SOFTWARE AND RLS LICENSED TECHNICAL INFORMATION. BY WAY OF EXAMPLE,
BUT NOT OF LIMITATION, TELETRAC MAKES NO WARRANTY OF MERCHANTABILITY OR FITNESS
FOR A PARTICULAR PURPOSE OR WARRANTY THAT THE RADIO LOCATION SYSTEM, OR ANY PART
THEREOF, IS ERROR-FREE OR THAT ITS USE WILL BE UNINTERRUPTED OR THAT ITS SALE OR
USE WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADE SECRET, TRADEMARK, SERVICE
MARK OR OTHER PROPRIETARY RIGHT OR THAT THE RADIO LOCATION SYSTEM WILL BE A
PROFITABLE ENTERPRISE FOR LICENSEE. LICENSEE ACKNOWLEDGES THAT IT HAS MADE AN
INDEPENDENT INVESTIGATION OF THE RADIO LOCATION SYSTEM BUSINESS THAT IT WILL
CONDUCT UNDER THIS LICENSE AGREEMENT. TELETRAC AND EACH OF ITS AFFILIATES
EXPRESSLY DISCLAIM THE MAKING OF, AND LICENSEE ACKNOWLEDGES THAT IT HAS NOT
RECEIVED OR RELIED UPON, ANY GUARANTEE OR REPRESENTATION, EXPRESS OR IMPLIED, AS
TO THE FEASIBILITY OF OPERATING A RADIO LOCATION SYSTEM IN THE TERRITORY, AS TO
LICENSEE'S ABILITY TO DESIGN, CONSTRUCT, OPERATE OR MAINTAIN A RADIO LOCATION
SYSTEM IN THE TERRITORY OR AS TO THE COSTS LICENSEE MAY INCUR OR THE REVENUES IT
MAY RECEIVE WITH RESPECT TO A RADIO LOCATION SYSTEM IN THE TERRITORY. LICENSEE
FURTHER ACKNOWLEDGES THAT IT HAS NO KNOWLEDGE OF ANY REPRESENTATIONS BY ANY
OFFICER, EMPLOYEE, OR AGENT OF TELETRAC THAT ARE CONTRARY TO THIS SECTION 13.2.

14. LIMITATION OF LIABILITY. OTHER THAN WITH RESPECT TO THIRD PARTY DAMAGE
CLAIMS FOR WHICH THE PARTIES MAY BE OBLIGATED TO INDEMNIFY EACH OTHER AS SET
FORTH IN SECTIONS 11 AND 12 ABOVE, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO
THE OTHER FOR ANY DAMAGES OR FOR ANY LOST

                                       20

REVENUES, LOST PROFITS, OR OTHER, INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL
OR PUNITIVE DAMAGES CAUSED, IN WHOLE OR IN PART, BY THE LICENSING, USE OR SALE
OF THE RADIO LOCATION SYSTEM OR ANY PART THEREOF, INCLUDING, BUT NOT LIMITED TO,
RLS LICENSED SOFTWARE AND RLS LICENSED TECHNICAL INFORMATION, OR OTHERWISE
ARISING OUT OF OR RELATING TO THIS LICENSE AGREEMENT. NOTHING IN THIS SECTION 14
SHALL RELIEVE LICENSEE OF ANY OBLIGATION TO PAY TO TELETRAC AMOUNTS DUE AND
OWING UNDER SECTION 4 AND DEVELOPMENT, TRAINING AND SUPPORT CHARGES UNDER
SECTION 15.3.

15. Obligations and Responsibilities of Teletrac. Teletrac will have the following obligations and responsibilities in addition to those specified elsewhere in this License Agreement:

15.1 Delivery of RLS Licensed Technical Information. Teletrac will deliver the
RLS Licensed Technical Information to Licensee, as applicable, during the training sessions available pursuant to Section 15.3 below. Notwithstanding anything to the contrary in this License Agreement, all deliveries of RLS
Licensed-Technical Information shall be subject to Teletrac's receipt of all necessary export licenses and all required consents from third parties with proprietary rights in such information, which Teletrac shall use reasonable efforts to acquire. If there are delays in obtaining any such licenses or consents, Teletrac will make partial deliveries of RLS Licensed Technical
Information, in accordance with the terms and conditions of this License
Agreement, to the extent feasible.

15.2 Delivery of RLS Licensed Software. Teletrac will deliver the components of the RLS Licensed Software to Licensee, as and when needed by Licensee during the design and construction of the Radio Location System and the Territory, within thirty (30) days after receiving a written request therefor from Licensee.
Notwithstanding anything to the contrary in this License Agreement, all deliveries of RLS Licensed Software shall be subject to Teletrac's receipt of all necessary export licenses and all required consents from third parties with proprietary rights in such software, which Teletrac shall use reasonable efforts to acquire. If there are delays in obtaining any such licenses or consents,
Teletrac will make partial deliveries of RLS Licensed Software, in accordance with the terms and conditions of this License Agreement, to the extent feasible.

15.3 Training and Support. Teletrac shall provide 50 hours of training and support to Licensee as set forth in this Section 15.3. Licensee acknowledges and agrees that Teletrac shall have an obligation to provide only the 50 hours of training and support for Licensee and that any additional training or support shall be provided at Teletrac's sole discretion, subject in all cases to the availability of sufficient qualified personnel of Teletrac to provide such services to Licensee. Notwithstanding any training or support provided to
Licensee hereunder, Teletrac shall have no responsibility or liability for the design, construction, operation or maintenance of the Radio Location System.

15.3.1 Training. Licensee may request that Teletrac provide, at Licensee's cost following the first 50 hours of training and support, the training courses set forth below. The scope and subject matter to be covered by each training course shall be determined by the mutual agreement of the parties at least thirty (30)
days in advance of the scheduled date for the training course. All

                                       21

training courses shall be conducted in English at Teletrac's facilities, or at such other location within the United States as Teletrac may specify.

15.3.1.1 The training courses available to Licensee shall be:

(1) Technician Training Courses;

(2) Master Control Center Operator Training Course;

(3) RLS Customer Support Training Course; and

(4) RLS Customer Service Training Course.

15.3.1.2 Licensee shall provide Teletrac with at least ninety (90) days advance notice of a requested date for a training course. If Teletrac is not able to provide the training course, then Teletrac shall so notify Licensee.

15.3.1.3 At Licensee's request, Teletrac will prepare a non-binding estimate of the cost for a particular training course each time it is to be provided.

15.3.1.4 Teletrac will bill Licensee monthly for the costs that Teletrac incurs in preparing and providing each training course, each time it is provided. Such costs shall include all of the out-of-pocket costs and expenses that Teletrac incurs in preparing and providing such course, plus a rate of U.S. $125.00 per person hour for time Teletrac employees or consultants spend preparing and providing such course. Such rate shall be adjusted annually after the first year of this Agreement to reflect percentage changes in the U.S CPI during the preceding year.

15.3.1.5 Licensee shall be responsible for all travel arrangements, including obtaining all visas that may be required, and shall pay all travel costs and expenses, including transportation, meals, lodging and any per diem pay and other salary and benefits arrangements, for Licensee's personnel in connection with the training courses provided under this Section 15.3. As to training courses provided at Teletrac facilities, Licensee acknowledges that its employees participating in such training are not employees of Teletrac, and
Licensee will obtain such insurance coverage as Teletrac may reasonably request for such Licensee employees, including, but not limited to, workers'
compensation insurance. Licensee shall provide Teletrac with a certificate of such insurance that names Teletrac as an additional insured.

15.3.2 Telephone Support. Licensee may request that Teletrac provide, at
Licensee's cost, telephone support to Licensee. Licensee shall pay for such telephone support at a rate of U.S. $125.00 per person hour, with such rate to be adjusted annually after the first year of this Agreement to reflect percentage changes in the U.S. CPI during the preceding year. In addition,
Licensee shall be responsible for placing and paying for all telephone calls made in connection with telephone support to be provided under this Section.

15.3.3 Payments for Training and Support. Teletrac will bill Licensee monthly for training and support provided under this Section 15.3, and Licensee's payments will be due and payable in U.S. dollars within thirty (30) days of receipt of the invoice. In the event Teletrac pays overtime

                                       22

pay to its personnel providing such training and support, Licensee's charges for such training and support shall be increased accordingly.

15.4 Completion of RLS Episode Software. Teletrac is obligated to finalize the development of the RLS Episode Software by April 30, 1999. Teletrac acknowledges that Licensee has informed Teletrac that completion of this development is vital to Licensee's business prospects and failure to complete the work may have a significant adverse effect on Licensee's business.

16. Obligations and Responsibilities of Licensee. Licensee will have the following obligations and responsibilities in addition to those specified elsewhere in this License Agreement.

16.1 Compliance With Laws; Enforceability. Licensee represents, warrants, covenants and agrees with and to Teletrac that, during the term of this License
Agreement (and thereafter with respect to those provisions which survive the termination of this License Agreement), this License Agreement, and all agreements executed and delivered in connection herewith, and the performance by both Parties of their respective obligations and duties under this Agreement and such other agreements, will not violate any law, rule or regulation in effect in the Territory. Licensee further represents, warrants, covenants and agrees with and to Teletrac that, during the term of this License Agreement (and thereafter with respect to those provisions which survive the termination of this License
Agreement), all of the provisions of this License Agreement are fully enforceable under the laws in effect in the Territory and that each party can fully and completely enforce the obligations, covenants, agreements and restrictions of the other Party under this License Agreement.

16.2 Spectrum License. Prior to commencing the construction and operation of the
Radio Location System in the Territory, a Spectrum License shall be held by
Licensee or a sublicensee as permitted by this License Agreement, and Licensee or the sublicensee will use reasonable efforts to expand the Spectrum License to obtain approval for paging, data messaging and other activities via a land-based radio location system.

16.3 Reasonable Diligence. Licensee shall use reasonable diligence, at its own expense, to build, operate and maintain a Radio Location System in the Territory and to promote, market, sell and support RLS Customer Equipment and RLS Customer
Services in the Territory.

16.4  Confidentiality and Proprietary Protection.

16.4.1 Confidentiality and Nondisclosure Agreement. Teletrac and Licensee shall execute and deliver, as part of this License Agreement, the Nondisclosure
Agreement that is attached as Exhibit D and incorporated by reference in this
License Agreement.

16.4.2 Proprietary Rights Reserved. It is expressly agreed that neither title to the Radio Location System, nor title to any part thereof, including, but not limited to the RLS Licensed Software and RLS Licensed Technical Information,
passes to Licensee. Licensee's license and right to use any part of the Radio
Location System is as set forth in this License Agreement, and Teletrac reserves all proprietary rights in the Radio Location System. This reservation of proprietary rights survives any termination of this License Agreement.

                                       23

16.4.3 Copyright and Patent Registration and Notices. Licensee agrees not to remove from view any copyright, trademark, confidentiality or other proprietary notice, mark, or legend appearing on any of the RLS Licensed Software, on output generated by such software or on RLS Licensed Technical Information, and agrees to reproduce and include the same on each copy of the RLS. Licensed Technical
Information and RLS Licensed Software.

16.5 Insurance. Licensee agrees that at all times during the term of this
License Agreement it will maintain property and liability insurance in an amount adequate to cover the value of and risks associated with the Radio Location
System in the Territory.

16.6 Teletrac Marks. The rights and licenses granted under this License
Agreement do not constitute a grant of any right or license to use Teletrac's marks, including but not limited to the "Teletrac" trade name, trademark and service mark. Upon Teletrac's request, Licensee will cooperate with and, if necessary, consent to, any registration by Teletrac or any of its affiliates of the "Teletrac" mark in the Territory. Licensee and Licensee's affiliates are estopped from challenging the validity of the Teletrac mark or from setting up any claim adverse to Teletrac with respect to the Teletrac mark, and any good will arising with respect to such mark in the Territory shall inure solely to the benefit of Teletrac.

16.7 Other Marks. Other than as set forth in Section 16.6 above, Licensee shall be the sole owner of valid marks that Licensee uses to identify the Radio
Location System, or any part thereof.

16.8 Infringement by Others. Licensee agrees to inform Teletrac promptly of any possible infringement of, or unfair competition affecting, the Radio Location
System in the Territory, including the RLS Licensed Software and RLS Licensed
Technical Information, that comes to the attention of Licensee. If Teletrac decides to take action against any such possible infringement or act of unfair competition, Licensee agrees to assist Teletrac, in whatever manner Teletrac may direct, and, provided that neither Licensee nor one or more of its affiliates is, in whole or part, responsible, directly or indirectly, for such infringement, at the expense of Teletrac.

16.9 Restriction Regarding Reverse-Engineering. Licensee agrees that it will not derive or attempt to derive the source code or structure of all or any portion of the RLS Licensed Software by reverse engineering, disassembly, decompilation, or any other means, and that it will not decompile, disassemble, reverse engineer, port, translate, modify, copy, transfer, make derivative works of, or otherwise use the RLS Licensed Software, except as expressly authorized by this
License Agreement.

17. Relationship of the Parties. The relationship of the parties established by this License Agreement shall be that of independent contractors. Nothing in this
License Agreement shall be construed to create an agency, partnership, joint venture or employment relationship between Licensee and Teletrac, nor to make
Licensee the agent of Teletrac, or Teletrac the agent of Licensee, for any purpose. Neither party is granted authority by the other to undertake commitments, transact business, create or assume any obligation (express or implied) or otherwise act (or represent that it can act) in the other's name or on the other's behalf.

                                       24

18. Force Majeure. If the performance of either Party required by this License
Agreement (other than payment of amounts due under this License Agreement) is prevented, restricted or delayed by fire, other casualty or accident, war or violence or serious threat of the same, arrest or restraint of government, requisition of vessel or aircraft, explosion, governmental request, guidance, order or regulation, or any other circumstance beyond the reasonable control of the Party and without such Party's fault or negligence, the affected Party, upon giving due notice to the other Party, shall be excused from such performance, but only to the extent directly attributable to the circumstance and the excused party shall not be liable for loss or damage or failure of or delay in such performance.

19. Governing Law. The governing law of this License Agreement shall be that of the State of California, U.S.A., as if both parties hereto were resident and doing business in such state.

20. Dispute Resolution.

20.1 Good Faith and Fair Dealing. The parties intend to carry out the provisions of this License Agreement in accordance with principles of good faith and fair dealing and to respect and observe the spirit as well as the letter of this
License Agreement. The parties shall exercise their best efforts to settle between themselves in an amicable way any dispute which may arise out of or in connection with this License Agreement.

20.2 Arbitration. Except as set forth in Sections 20.3 and 20.4 below, any controversy or claim arising out of or relating to this License Agreement, or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the rules and regulations of the American Arbitration
Association for resolving commercial disputes, as modified by this Section 20.2.
The number of arbitrators shall be three (3). The place of arbitration shall be
San Diego, California and the arbitration shall be conducted in English. The arbitrators shall be bound by stare decisis, and the arbitral award shall be final and binding, shall be rendered in writing and shall state the reasons for the award. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The costs of arbitration, including the cost of legal counsel, shall be awarded in the discretion of the arbitrators.
The arbitrators shall have the ability to grant all relief available at law and in equity, to the extent permitted under this License Agreement.

20.3 Legal Proceedings. Either Party may elect to initiate litigation, rather than arbitration, but only with respect to claims for nonpayment of the Annual
Royalty Payment (other than accounting disputes covered by Section 20.4), or for specific performance or injunctive relief to enforce the terms of this agreement or prevent a breach thereof. In particular, Licensee acknowledges that its failure to comply with the provisions of this License Agreement concerning use of the RLS Licensed Software, RLS Licensed Technical Information or Teletrac's
trade names, trademarks or service marks will result in immediate and irreparable harm to Teletrac for which there is no adequate remedy at law.
Teletrac shall be entitled to bring an action or proceeding for specific performance, injunctive relief, declaratory relief or other equitable relief to compel Licensee to cease and desist all unauthorized use of the RLS Licensed
Software, RLS Licensed Technical Information or any trade name, trademark or service mark of Teletrac, to require Licensee to perform its obligations with respect to such software, technology and marks, and to obtain such other relief as may be necessary and proper. Teletrac shall not be

                                       25

required to post a bond in connection with any such proceeding. The Parties'
consent to the nonexclusive venue and jurisdiction of the state and federal courts serving San Diego, California in any legal proceeding commenced pursuant to this License Agreement.

20.4 Annual Royalty Payment Disputes. If the sole subject of a dispute under this License Agreement concerns the manner of accounting for the Annual Royalty
Payment and the amount of royalties due to Teletrac, then such dispute shall be settled by a mutually agreeable independent accountant (the "Neutral
Accountant"). Either Party may initiate resolution of an accounting dispute by the Neutral Accountant by requesting a meeting with the Neutral Accountant, and by sending at least forty-five (45) days' notice of such meeting to the other
Party. If the Parties are unable to agree on a Neutral Accountant within ten
(10) days of the date of the date of such notice, then, within ten (10) days each Party shall select one accountant (the "Party Accountant"). The Party
Accountants shall then select a Neutral Accountant within a further ten (10)
days and schedule the first meeting with the Neutral Accountant. If a Party fails to select a Party Accountant, then the Neutral Accountant shall be the other Party's Party Accountant. At least thirty (30) days prior to the first meeting with the Neutral Accountant each Party may submit to the Neutral
Accountant a written explanation of the dispute, together with any relevant documents. Within thirty (30) days after the meeting, the Neutral Accountant shall conduct an audit of Licensee, if in the opinion of the Neutral Accountant such an audit is necessary. Within sixty (60) days after the meeting, the
Neutral Accountant shall issue a decision on the accounting matter. The Neutral
Accountant's decision shall be final and binding, shall be rendered in writing and shall state the reasons for the decision. Judgment upon the decision rendered by the Neutral Accountant, and any costs to be awarded as set forth below, may be entered in any court having jurisdiction thereof. Each Party shall bear its own costs of the proceeding and the Parties shall share equally the costs of the Neutral Accountant; provided, however, that if the Neutral
Accountant decides that Licensee's position has resulted or would result in an under calculation or underpayment in excess of two (2) percent of the amount owed, paid or to be paid to Teletrac, then Licensee shall be responsible for
Teletrac's costs of the proceeding, including reasonable legal fees, and for the entire cost of the Neutral Accountant, and if the Neutral Accountant decides that Teletrac's position has resulted or would result in an overpayment to
Teletrac that in excess of two percent (2%), then Teletrac shall be responsible for Licensee's costs of the proceeding, including reasonable legal fees, and for the entire cost of the Neutral Accountant. During all proceedings under this
Section 20.4, each Party shall continue timely payment of all amounts owed to the other Party under this License Agreement.

21. General.

21.1 Designation of Contract Administrators and Contract Technical Coordinators.
Each party shall designate a Contract Administrator and Contract Technical
Coordinator within ten (10) business days of the Effective Date. If a Party fails to make such designation, then that Party's Contract Administrator and
Technical Coordinator shall be the person designated by such Party in Section
21.2 below, or such other person as either Party may notify to the other from time to time.

21.2 Notices. All notices under this License Agreement shall be in writing and may be given by delivering the same by hand, or by sending the same by an overnight courier that maintains verification of delivery, or by facsimile, to the relevant person and address set out below or such

                                       26

other person and address as either Party may notify to the other from time to time. Any such notice given as set forth above shall be deemed to have been given or received at the time of delivery (if delivered by hand) and upon verified receipt (if sent by post, facsimile or overnight courier). In the case of facsimile, the transmission report shall constitute the verified receipt.
Each Party may, at any time, change the persons or address to which its notices are to be sent by notifying the other Party of such change in accordance with this Section 21.2.

Teletrac
--------

Teletrac, Inc.
2131 Faraday Ave.
Carlsbad, CA
(760) 931-2644 (Tel)
(760) 931-2550 (Fax)

Attn: General Counsel

Licensee
--------

Beheermaatschappij de Rooij B.V.
Koningslaan 14
1075 AC Amsterdam
The Netherlands

Attn: General Manager

21.3 English Language. All communications, notices and records required to be kept under and materials provided pursuant to this License Agreement shall be in
English.

21.4 No Publicity. Each Party agrees not to disclose the contents of this
License Agreement to anyone other than its employees and affiliates with a need to know, without the prior written consent of the other Party. Consistent with the requirements of law and any lega1 process, neither Party will issue any press or news release, make any public disclosure with respect to the substance of this License Agreement or the relationship of the Parties, or make any such general disclosure to either Party's customers, or potential customers, without the prior written approval of the other Party.

21.5 Scope and Amendment of License Agreement. The parties acknowledge that each has read this License Agreement, understands it and agrees to be bound by its terms. This License Agreement may be amended only by a subsequent writing that specifically refers to this License Agreement and that is signed by both
Parties, and no other act, document, usage or custom shall be deemed to amend this License Agreement.

21.6 Assignment. Neither Party may assign or delegate any of its rights, duties or obligations under this License Agreement in whole or in part without the other Patty's written consent. Any attempt by either Party to assign or delegate any rights, duties or obligations which arise under this License Agreement, without the other Party's written consent, shall be void. Teletrac may, however, upon notice to Licensee, assign or delegate, or both, its rights, duties and obligations

                                       27

under this License Agreement to an entity: (a) that Teletrac controls or has the ability to control, or that controls or has the ability to control Teletrac and that receives and assumes all of Teletrac's rights and obligations under this
License Agreement, or (b) that has purchased all or substantially all of the assets of Teletrac utilized in connection with its Radio Location Systems, and receives and assumes all of Teletrac's rights and obligations under this License
Agreement, provided that, in either case, the same entity provides engineering support to Radio Location Systems located in the United States, and also will be available to provide to Licensee the engineering support that Teletrac is required to provide under this License Agreement. Notwithstanding the foregoing,
Licensee may sublicense its rights hereunder to another entity (a "Sublicensee")
for the purpose of permitting the Sublicensee to operate a Radio Location System hereunder in a country in the Territory, provided that (i) the Sublicensee is an entity organized and existing under the laws of, and authorized to operate a
Radio Location System under a Spectrum License in, such country, (ii) Licensee has an equity ownership interest, either directly or indirectly, in the
Sublicense, (iii) if Licensee has less than a twenty five percent (25%) equity ownership interest, either directly or indirectly, in the Sublicensee, Licensee shall pay to Teletrac twenty percent (20%) of any "lump sum payment" (as defined below) received from Sublicensee, (iv) the Sublicensee shall pay to Teletrac all royalties due to Teletrac under this License Agreement with respect to revenues received from the operation of the Radio Location System in the country and the
Licensee shall remain liable for such royalties in the event they are not promptly paid by the Sublicensee, (v) the Sublicensee shall agree in writing to comply with all of the teams and conditions of this License Agreement and that
Teletrac char have the right to enforce its rights hereunder directly against the Sublicensee as if the Sublicensee was the licensee hereunder, (vi) Licensee shall provide Teletrac with copies of all agreements between Licensee and
Sublicense, and any amendments thereto, and (vii) Licensee shall provide
Teletrac with detailed information regarding the Sublicensee and its principals as reasonably requested by Teletrac. In the event any payment is made to
Teletrac pursuant to clause (iii) above, the royalty payments to be made to
Teletrac by Sublicensee pursuant to clause (iv) above shall be paid to Licensee until such time as Licensee has been paid an amount equal to the amount received by Teletrac pursuant to clause (iii) above. For the purposes of this Section,
"lump sum payment" shall mean any payment received from the Sublicensee, either upon commencement of the sublicense or thereafter, which is not based on a percentage of the Sublicensee's revenues or income, or the number of customers of Sublicensee or RLS Location Units in service in the country.

Notwithstanding the foregoing, Licensee may assign all of his rights, duties or obligations under this License Agreement, provided the assignment will take place within ninety (90) days of the Effective Date and the assignee will be an entity controlled by the Licensee. Licensee will be obligated to inform Teletrac of the assignment within seven (7) days following the assignment. Upon
Licensee's request, Teletrac and the assignee will execute an identical Radio
System License Agreement with appropriate Exhibits and deliveries that shall replace this License Agreement.

21.7 Binding Effect. This License Agreement shall be binding on and inure to the benefit of the respective successors and permitted assigns of the parties.

                                       28

21.8 Authority. Each of the respective persons executing this License Agreement hereby covenants and warrants that such person has full legal power, right and authority to bind the entity on whose behalf such person is signing to each and every term and provision herein.

21.9 Severability. If any provision of this License Agreement shall be held illegal or invalid by and court, this License Agreement shall be construed and enforced as if such illegal or invalid provision had not been contained herein and this License Agreement shall be deemed an agreement of the Parties to the full extent permitted by law. If any provision shall be declared invalid or unenforceable because of its breadth, scope or duration, such provision shall be deemed modified to the extent necessary to make it valid and enforceable and shall remain in full force and effect as so modified, or if not so modified, shall be severable from the rest of this License Agreement.

21.10 Headings. All headings are for reference only and shall not be considered in construing this License Agreement.

21.11 Expenses of Litigation. In case of litigation arising out of or in connection with this License Agreement, the substantially prevailing Party shall be entitled to recover its reasonable attorneys' fees, costs and expenses from the other Party. In case of arbitration or Neutral Accountant proceedings, such fees, costs and expenses shall be recovered as set forth in Sections 20.2 and
20.4 above.

21.12 Waiver. The failure of either Party at any time to require performance by the other Party of any provision hereof shall in no way affect the full right to require such performance at any time thereafter. Nor shall the waiver by either party of a breach of any provision hereof be a waiver of any succeeding breach of the same or any other such provisions or be a waiver of the provision itself.

21.13 Entire Agreement. This License Agreement together with its Exhibits and the Nondisclosure Agreements constitute the entire agreement of the parties with respect to the license of the RLS Licensed Software and RLS Licensed Technical
Information to Licensee and supersede any and all prior negotiations, correspondence, understandings and agreements between the parties respecting the subject matter of this License Agreement, and the full understanding of the
Parties is embraced herein.

21.14  Re-Export Assurances.

21.14.1 Licensee agrees to comply with the terms of the Export Administration
Act of 1979 (the "Act") of the United States of America, as amended, and the rules and regulations promulgated thereunder, and any other law or regulation of the United States of America which restricts, regulates or prohibits the export or license of the RLS Licensed Software and RLS Licensed Technical Information,
or any portion thereof, or any other technical data relating to the Radio
Location System, now or hereafter in effect, Licensee agrees that it will not knowingly, either directly or indirectly, export or re-export such technology or products without the prior authorization of Teletrac and the United States
Office of Export Administration to Country Group P, Q, W, Y or Z, as defined in the regulations, or to Afghanistan or otherwise in violation of any requirement or prohibition contained in the Act or such laws, rules and regulations.

                                       29

21.14.2 Teletrac agrees that it will comply with the terms of any export laws, rules or regulations in the Territory with respect to the export of software and technical data and components licensed to Teletrac under Section 10.2 above.

21.14.3 Licensee hereby agrees to pay for all fees and expenses (including reasonable attorney's fees) incurred by Teletrac in complying with the provisions of Section 21.14.2 and in ensuring that Licensee has complied with the provisions of Section 21.14.1.

21.15 Exhibits. The following exhibits are a part of this License Agreement:

Exhibit A - List of RLS Licensed Software
Exhibit B - List of RLS Licensed Technical Information
Exhibit C - Territory Description
Exhibit D - Nondisclosure Agreement
Exhibit E - Escrow Agreement

21.16 Construction of Agreement. This License Agreement has been negotiated by the Parties and their respective attorneys and the language of this Agreement shall not be construed for or against either party.

21.17 Counterparts. This License Agreement may be executed in counterparts, each of which shall be an original as against any Party whose signature appears on such counterpart and all of which together shall constitute one and the same instrument.

21.18 Escrow of RLS Licensed Software. The parties agree to execute and deliver the Escrow Agreement attached as Exhibit E and incorporated by reference in this
License Agreement on the Effective Date.

                                       30

IN WITNESS WHEREOF, the Parties executed and delivered this License Agreement as of the day and year first above written.

TELETRAC, INC.

By  /s/ Steven D. Scheiwe
    ----------------------------------------

Print Name  Steven D. Scheiwe
            --------------------------------

Title  Secretary
       -------------------------------------

Date: 3/1/99
      --------------------------------------
Beheermaatschappij de Rooij B.V.

By
   -----------------------------------------

Print Name
           ---------------------------------

Title
      --------------------------------------

Date:
      --------------------------------------

                                       31

IN WITNESS WHEREOF, the Parties executed and delivered this License Agreement as of the day and year first above written.

TELETRAC, INC.

By  /s/ Steven D. Scheiwe
    ----------------------------------------

Print Name  Steven D. Scheiwe
            --------------------------------

Title  Secretary
       -------------------------------------

Date: 3/1/99
      --------------------------------------

Beheermaatschappij de Rooij B.V.

By  /s/ Easi Sheratzky
    ----------------------------------------

Print Name  Easi Sheratzky
            --------------------------------

Title  Proxy Holder
       -------------------------------------

Date:  3/1/99
       -------------------------------------

                                       32

                                   EXHIBIT A

                             RLS LICENSED SOFTWARE



Component                     O/S               Purpose
---------                     ---               -------

RXIF                          QNX4              Interface to Tadiran Receiver sites
TXIF                          QNX4              Interface to transmit sites using Simulcast Paging Controller
SOLVR                         QNX4              Multilateration position determination
ITH                           QNX4              Inbound transmission handler
RMGR                          QNX4              Request Manager for user service requests
TP                            QNX4              Transaction Processor to capture transaction data
                                                for billing
CAM                           QNX4              Customer Access Monitor for FD3.x access lines
SCHED                         QNX4              Transmission Scheduler for Simulcast Paging
                                                System
ASMGR                         QNX4              Process messages initiated from mobile units
CAL                           QNX4              Calibrate receiver site timing
SF                            QNX4              Message store and forward services
Traccess                      QNX4              Dial in access for FD3.x protocol
Traccess II                   QNX4              TCP/IP Access for FDEE protocol
Mqueue                        QNX4              Message queuing between QNX tasks on same LAN
QWIS                          QNX4              Message queuing between QNX tasks on same WAN
SMC Server                    QNX4              Network management server
SMC Workstation               NT4               Network management workstation
DBClient                      QNX4              Route database queries from QNX to WINDOWS NT
Eventlogger                   QNX4              Performance analysis database capture
Eventlogger                   NT4               ODBC Interface to MS-SQL Server for Eventlogger
WDBServer                     NT4               ODBC Interface to MS-SQL Server for DBCLIENT
CAB                           NT4               Customer Access Bridge
CDPDMgr*                      NT4               CDPD Network Interface
CustomerDB                    SQL               Customer database schema
EventLogStat                  SQL               Eventlogger statistical database schema
SimonClient                   W95               Data entry for MS-SQL Server
Pasmdb                        W95               Performance analysis user interface (MSACCESS)



* This component is required only for CDPD network access.

                                       33

No later than April 30, 1999, Teletrac shall deliver certain additional software for the management of Episode situations. The Episode software shall include:

Component                        O/S          Purpose
---------                        ---          -------
EMSDatabase                      SQL          Critical Event database schema
EMSAgent                         NT4          Notify operators of events
EMSIncipient                     NT4          Episode generator
EMSScheduler                     NT4          Schedule events to operator
EMSVerifier                      NT4          Customer Verification
EMSUser/GUI Services             W95          Operator Graphical User Interface
Wintrak                          W95          Episode location workstation

                                       34

                                   EXHIBIT B

                       RLS LICENSED TECHNICAL INFORMATION

A brief description of Teletrac's radio location system technical information library is attached. The description sets out the format of the information as being either HC (hard copy) EC (electronic copy or both. The assigned document number is indicated as is the status on the current revision, if any. The title, use description, author and other comments are also indicated.

                                       35



-----------------------------------------------------------------------------------------

HC  EC  Doc       Rev    Date     Type        Title
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
X   X   900-0003  00     10/18/91             Teletrac Technical Glossary
-----------------------------------------------------------------------------------------
X.      900-0004  00                          Teletrac Writers' Style Guide

-----------------------------------------------------------------------------------------
X       900-0101  00     12/06/90             Standard Format for Internal Documentation
-----------------------------------------------------------------------------------------
X   X   900-0103  D0     1/4/93               Software Requirements Specification
                                              Document Preparation Description

-----------------------------------------------------------------------------------------
X       900-0106  input  7/27/92              Software Quality Assurance Manual

-----------------------------------------------------------------------------------------
X       900-0107  input  7128/92              Software Configuration Management Manual

-----------------------------------------------------------------------------------------
X       900-0109  B0     9/14/93  System Spec Horizon System Specification
-----------------------------------------------------------------------------------------
    X   900-0110  review 7/1/93               Simon RF Software Detailed Design
                                              Specification
-----------------------------------------------------------------------------------------
X   X   900-0111  01     7/1/92               Software Standards and Guidelines
-----------------------------------------------------------------------------------------
    x   900-0119  review 9/1/93               Horizon II Proposal

-----------------------------------------------------------------------------------------
X   X   900-0123  A0     11/11/94 System Spec RCM_B and Long Inbound Messaging Analysis
                                              and System Specification
-----------------------------------------------------------------------------------------
X   X   900-0125  00     3/17/97  System Spec Specification for Inbound Messaging
-----------------------------------------------------------------------------------------
    X   905-0107  prelim 7/15/94  Software    Simon-RF Software Requirements
                                  Req         Specification
-----------------------------------------------------------------------------------------
X   X   905-0109  00     4/16/98              Air interface Specification and
                                              Subscriber Unit Minimum Requirements
-----------------------------------------------------------------------------------------
    X   905-0408  00     1/20/97  Install     WINSMC Installation & Operations Guide

-----------------------------------------------------------------------------------------
    X   905-0409  00     3/2/98   Operations  Adding Reclever Sites with QNX
-----------------------------------------------------------------------------------------
    X   905-0410  00     3/6/98   Operation   Adding Transmit Sites with QNX
-----------------------------------------------------------------------------------------
X       905-0605  00     2/7/92   Training    Quser Training Guide

-----------------------------------------------------------------------------------------
    X   906-0115  00     1/11/93  Software    Message Manager Software Requirements
                                  Req         Specification
-----------------------------------------------------------------------------------------
    X   905-0623  00     9/26/96              Simon-RF Subsystem Overview

-----------------------------------------------------------------------------------------
    X   906-0108  A0     2/11/93  Software    Quser Software Requirements Specification
                                  Req
-----------------------------------------------------------------------------------------
    X   910-0102  D0     11/2/94              VLS-Quser Communication Protocol
-----------------------------------------------------------------------------------------
        910-0104  00     5/24/94  I/F Spec    CVLS-Quser Interface Specification

-----------------------------------------------------------------------------------------
    X   910-0401  M0     2/15/94              ETAK Mapbases

-----------------------------------------------------------------------------------------
    X   912-0105  Draft  10/18/96 Software    WinFleet 1.0 Feature Requirement
                                  Spec        Specifications
-----------------------------------------------------------------------------------------
    X   913-0604  00     9/18/96              Fleet Reporter Service Guide

-----------------------------------------------------------------------------------------
X       915-0303  draft  11/15/90             GPS Site Survey Procedure
-----------------------------------------------------------------------------------------
X       915-0304  none   1/29/91              GPS Site Survey Procedure (Short Version)
-----------------------------------------------------------------------------------------
X       915-0305  none   1/28/91              GPS Antenna Installation
-----------------------------------------------------------------------------------------
X       915-0306  draft  8/30/90              Grounding, Lightning and AC Surge
                                              Protection
-----------------------------------------------------------------------------------------
X       915-0608  00     9/18/92              How to Conduct a GPS Survey for Project
                                              Managers and Field Engineers
-----------------------------------------------------------------------------------------
X       916-0102  00     2/14/97  Software    RSSW Software Requirements Specification
                                  Req
-----------------------------------------------------------------------------------------
    X   916-0103  H2     9/15/94              RSSW Communication Protocol
-----------------------------------------------------------------------------------------
    X   916-0104  00     10/13/94             Universal Message Receiver Unit (UMR)
                                              Technical Definition
-----------------------------------------------------------------------------------------
    X   916-0202  none   9/1/93   Test        Base Station Test Procedure
-----------------------------------------------------------------------------------------
X       916-0401  review 5/27/93  Reference:  RSSW User Reference

-----------------------------------------------------------------------------------------
X       916-0501  none   2/92                 RSU Field Technicians Guide

-----------------------------------------------------------------------------------------
    X   916-0503  00     11/30/93             Base Station Lightening Protection
                                              Modification Procedures
-----------------------------------------------------------------------------------------
X       917-0102  draft  8/24/90              Simulcast Network Specification
-----------------------------------------------------------------------------------------
    X   917-0303  01     3/3/98   Installation SPCU Setup Procedure
-----------------------------------------------------------------------------------------
X       917-0601  00     2/7/92   Training    GPS Receiver; Odetics Model 325 SATSYNC
                                              Training Guide
-----------------------------------------------------------------------------------------
X       917-0602  00     4/6/92   Training    Transmitter and Controller Training Guide

-----------------------------------------------------------------------------------------
X       917-0603  00     2/14/92  Test        Simulcast Test Software SPX Training Guide

-----------------------------------------------------------------------------------------
X       917-0604  00     ?        Training    Simulcast Paging Network

-----------------------------------------------------------------------------------------
X       921-0102  00     9/5/94               Multi-Zone Calibration Normalization
                                              Software Design Spec
-----------------------------------------------------------------------------------------
X       921-0202  none   9/91     Test        Calibration Transmitter Unit Installation
                                              and Test Procedure,
-----------------------------------------------------------------------------------------
    X   921-0302  A0     9/1/31   Upgrade     CTU Metro Code Upgrade Instructions

-----------------------------------------------------------------------------------------
    X   925-0101  11.C   6/30/93  Requirements VLU Second Generation Requirements

-----------------------------------------------------------------------------------------
    X   925-0102  00     9/14/94  I/F         Peripheral Equipment Interface
                                  Requirement Requirements Specification
-----------------------------------------------------------------------------------------
X       925-0206  none   3/91     Test        Antenna Return Loss Test Acceptance Test

-----------------------------------------------------------------------------------------
X       927-0102  00              Hardware    Status Messaging Terminal Requirements
                                  Spec

-----------------------------------------------------------------------------------------
X       927-0103  00              Hardware    Display Messaging Terminal Requirements
                                  Spec

-----------------------------------------------------------------------------------------
    X   927-0104  01     6/16/93  I/F Req     MDT Interface Preprocessor User Interface
                                              Reqmt. Specs

-----------------------------------------------------------------------------------------
    X   927-0106  Draft  4/19/98  Hardware    Vehicle Location Transceiver Corporate
                                  Spec        Application (CVLU)
-----------------------------------------------------------------------------------------
X       927-0201  00     9/18/96  Test        Status Messaging Terminal Test Procedures
-----------------------------------------------------------------------------------------
        927-0308  00     1/12/98  Installation SMT II Installation and Operation Guide

-----------------------------------------------------------------------------------------
    X   927-0401  00     6/23/93  Programming Message Display Terminal Programming Guide
-----------------------------------------------------------------------------------------
    X   927-0402  00     6/23/93  Programming CVLU Programming Guide

-----------------------------------------------------------------------------------------
    X   927-0403  00     10/3/96  Installation Status Messaging Terminal (SMT) Operation
                                               and Installation Instructions
-----------------------------------------------------------------------------------------
        928-0101  00     5/6/97               Personal Location Unit
-----------------------------------------------------------------------------------------
    X   928-0102  00     6/22/94              Personal Locator Monitor Functional Spec
-----------------------------------------------------------------------------------------
        930-0401  00     2/10/99  User manual SimonClient User Manual

-----------------------------------------------------------------------------------------
X       931-5002  A      6/92                 Base Station Tester Operators Guide

-----------------------------------------------------------------------------------------
    X   1000-0101 00     4/6/98               Simon 2000 System Specifications
-----------------------------------------------------------------------------------------
X       1000-0201 00     7/10/97  Test        Communication and Messaging Test Plan for
                                              the Teletrac Simon System

-----------------------------------------------------------------------------------------
    X   1110-0101 00     8/14/98              Traccess Requirements Specifications Doc
-----------------------------------------------------------------------------------------
    X   1111-0101 00     11/14/98 SRS         Traccess II Connection Specification
-----------------------------------------------------------------------------------------
    X   1140-0101 00     4/12/98  SRS         QNX Wan Interface Server (QWIS) Software
                                              Requirements Specification
-----------------------------------------------------------------------------------------
    X   1210-0101 00              SRS         Request Manager Software Design
                                              Specification
-----------------------------------------------------------------------------------------
X       1220-0101 00     7/12/96  SDS         Scheduler Software Design Specification
-----------------------------------------------------------------------------------------
X       1240-0101 00     7/12/96  SDS         Receive Site Interface Software Design
                                              Specification
-----------------------------------------------------------------------------------------
X       1250-0101 00     7/12/96  SDS         Inbound Transmission Handler Software
                                              Design Specification
-----------------------------------------------------------------------------------------
    X   1280-0101 00              SDS         Post Processor Software Design
                                              Specification
-----------------------------------------------------------------------------------------
    X   1310-0101 00     2/23/99  SRS         SQL Database QNX API
-----------------------------------------------------------------------------------------
    X   1310-0102 00     2/17/99              Current Schema for MSSQL Current Database
-----------------------------------------------------------------------------------------
X       1330-0101 00     2/17/99  SRS         Software Requirements Spec for
                                              Performance Analysis
-----------------------------------------------------------------------------------------
X       1340-0101 00     8/4/98   SRS         Event Logger - QNX to Windows Interface
-----------------------------------------------------------------------------------------
    X   1410-0201 00     9/97                 MRPF ATP

-----------------------------------------------------------------------------------------
    X   1420-0202 00     7/17/97              TOA Processor ATP

-----------------------------------------------------------------------------------------
        1420-0203 00     7/7/97               GMIO ATP

-----------------------------------------------------------------------------------------
        1420-0204 00     7/27/97              CCSP - MPRP Communication Protocol ATP

-----------------------------------------------------------------------------------------
    X   1420-0401 00     3/24/97              Integrated Base Station Software User
                                              Interface Design Document (IBSSW User's
                                              Guide)
-----------------------------------------------------------------------------------------
    X   1510-0101 00     4/14/98              CDPD Manager Functional Requirements for
                                              OpenTrac
-----------------------------------------------------------------------------------------
X       1520-0101 00     12/28/98 SRS         Episode Management System Requirements
-----------------------------------------------------------------------------------------
    X   1540-0001 00     3/24/98              Recommendations on Differential GPS
                                              Implementations for OpenTrac
-----------------------------------------------------------------------------------------
    X   1540-0201 00     10/6/98              Engineering Test Plan - OpenTrac System
-----------------------------------------------------------------------------------------
X       1610-0101 00     11/19/98 SRS         Software Requirements Specification for
                                              the OpenTrac Mobile Unit (OMU)
-----------------------------------------------------------------------------------------
X       1610-0102 00     5/29/97              Hardware Requirements Specification for
                                              the Pilot HVLU
-----------------------------------------------------------------------------------------
X       1610-0103 00     12/15/98             OMU Sleep Mode Requirements
-----------------------------------------------------------------------------------------
    X   1610-0104 00     7/16/98              Requirement Specification for the
                                              Production OMU
-----------------------------------------------------------------------------------------
    X   1610-0105 00     10/4/98              Hardware Requirement Specification for
                                              the OpenTrac Mobile Unit (OMU)
-----------------------------------------------------------------------------------------
    X   1610-0106 00     5/12/98              Communication Interface Specification for
                                              the OpenTrac Mobile Unit
-----------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------

HC      EC     Doc         Description                 Comments        Author
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
X       X      900-0003                                                Drew Bradford
--------------------------------------------------------------------------------------------
X.             900-0004    Shows usage of commonly                     Drew Bradford
                           used ambiguous terms.
--------------------------------------------------------------------------------------------
X              900-0101                                                Natalie/Drew
--------------------------------------------------------------------------------------------
X       X      900-0103    Defines and describes the                   Joy Tamanaha
                           standard format for
                           Software Requirements
                           Specification Documents
--------------------------------------------------------------------------------------------
X              900-0106                                no electronic   Joy Tamanaha
                                                       copy
--------------------------------------------------------------------------------------------
X              900-0107                                no electronic   Joy Tamanaha
                                                       copy
--------------------------------------------------------------------------------------------
X              900-0109                                                Joy Tamanaha
--------------------------------------------------------------------------------------------
        X      900-0110                                                Joy Tamanaha

--------------------------------------------------------------------------------------------
X       X      900-0111                                                Joy Tamanaha
--------------------------------------------------------------------------------------------
        x      900-0119    Engineering document        Later           Joy Tamanaha
                           describing resources        revision In
                           needed, schedule, etc.      the EWP.
--------------------------------------------------------------------------------------------
X       X      900-0123                                                Emmanuel

--------------------------------------------------------------------------------------------
X       X      900-0125                                                Darwin Thompson
--------------------------------------------------------------------------------------------
        X      905-0107                                                Joy Tamanaha

--------------------------------------------------------------------------------------------
X       X      905-0109    Originally produced In                      Darwin Thompson
                           8/16/94
--------------------------------------------------------------------------------------------
        X      905-0408    WINSMC Workstation setup                    Ed Peterson
                           and howto guide
--------------------------------------------------------------------------------------------
        X      905-0409                                                Fred Anderson
--------------------------------------------------------------------------------------------
        X      905-0410                                                Fred Anderson
--------------------------------------------------------------------------------------------
X              905-0605    Training course for PTT                     Rex Frye
                           FEs. Bullets Ideas to be
                           covered by an experience
                           Quser user. Also
                           includes information for
                           trainee.
--------------------------------------------------------------------------------------------
        X      906-0115                                                Joy Tamanaha

--------------------------------------------------------------------------------------------
        X      905-0623    Overview/Background of                      Barry Atkinson, Ed
                           Simon Rack                                  Hurst, Jim Nie, Jim
                                                                       Forman, Alice Kwok
--------------------------------------------------------------------------------------------
        X      906-0108                                                Joy Tamanaha

--------------------------------------------------------------------------------------------
        X      910-0102                                                Joy Tamanaha
--------------------------------------------------------------------------------------------
               910-0104    Version of the VLS-Quser
                           Protocol Jeff updated to
                           give to outsiders.
--------------------------------------------------------------------------------------------
        X      910-0401    Gives file name and                         Joy Tamanaha
                           latitude/longitude
                           coordinates of each
                           mapbase, for use with VLS
                           software. Includes
                           Atlanta, Chicago,
                           Dallas/Fort Worth,
                           Detroit, Hong Kong,
                           Houston, Los Angeles,
                           Miami, New York,
                           Nordrhein Region - West
                           Germany, Phoenix,
                           Riverside
--------------------------------------------------------------------------------------------
        X      912-0105                                                Chuyen Dong

--------------------------------------------------------------------------------------------
        X      913-0604    Training guide for CC                       Joe Crevino
                           members to run Winfax
                           machine
--------------------------------------------------------------------------------------------
X              915-0303                                                Ray/Florin
--------------------------------------------------------------------------------------------
X              915-0304
--------------------------------------------------------------------------------------------
X              915-0305
--------------------------------------------------------------------------------------------
X              915-0306                                                Ray Campbell

--------------------------------------------------------------------------------------------
X              915-0608    Training course for PTT                     Florin Stelzer
                           FEs.
--------------------------------------------------------------------------------------------
X              916-0102                                                Ed Hurst

--------------------------------------------------------------------------------------------
        X      916-0103                                                Joy Tamanaha
--------------------------------------------------------------------------------------------
        X      916-0104                                                Gary Russel

--------------------------------------------------------------------------------------------
        X      916-0202                                                Richard La Porte
--------------------------------------------------------------------------------------------
X              916-0401    Describe displays and                       Joy Tamanaha
                           controls of RSSW and
                           fields, as used in the
                           Control Center.
--------------------------------------------------------------------------------------------
X              916-0501                                JDs, numbered   Richard La Porte
                                                       931-5001.
--------------------------------------------------------------------------------------------

        X      916-0503                                                Bill Koppel
--------------------------------------------------------------------------------------------
X              917-0102                                                Bob Hopkins
--------------------------------------------------------------------------------------------
        X      917-0303                                                Fred Anderson
--------------------------------------------------------------------------------------------
X              917-0601    Training course for PTT                     Abel Montes
                           FEs.
--------------------------------------------------------------------------------------------
X              917-0602    Training course for PTT                     Norm Leggett
                           FEs.
--------------------------------------------------------------------------------------------
X              917-0603    Training course for PTT                     Bill Goshay
                           FEs.  Includes discussion
                           topics to be covered by
                           experienced user.
--------------------------------------------------------------------------------------------
X              917-0604    A training document -                       ?
                           describes the Simulcast
                           Paging Network in some
                           technical detail, at the
                           level of a Field Engineer
                           or a Software Engineer.
--------------------------------------------------------------------------------------------
X              921-0102

--------------------------------------------------------------------------------------------
X              921-0202                                JDs

--------------------------------------------------------------------------------------------
        X      921-0302    Provides Instruction to                     Joy Tamanaha
                           Metros on how to perform
                           a hardware upgrade at
                           the sites.
--------------------------------------------------------------------------------------------
        X      925-0101    Requirement specification   There is a
                           for second generation VLU   memo about
                           - Includes both SVLU and    voice
                           CVLU requirements.          requirements
                                                       that goes
                                                       along with
                                                       this. Hard
                                                       copy in
                                                       library.
--------------------------------------------------------------------------------------------
        X      925-0102                                                Darwin Thompson

--------------------------------------------------------------------------------------------
X              925-0206    Acceptance test for         JDs             Richard La Porte
                           hidden antenna.
--------------------------------------------------------------------------------------------
X              927-0102    (I think it should be                       Joy Tamanaha
                           "Status Message Terminal                    (Massoud)
                           Requirements")
--------------------------------------------------------------------------------------------
X              927-0103    (I think should be "Data                    Joy Tamanaha
                           Message Terminal                            (Massoud)
                           Requirements")
--------------------------------------------------------------------------------------------
        X      927-0104    Describes user Interface                    Joy Tamanaha
                           requirements for s/w used
                           by customer to program
                           Message Display Terminal.
--------------------------------------------------------------------------------------------
        X      927-0106                                                Darwin Thompson

--------------------------------------------------------------------------------------------
X              927-0201
--------------------------------------------------------------------------------------------
               927-0308    Installation & Operation                    Mike Case
                           guide
--------------------------------------------------------------------------------------------
        X      927-0401    How to program the MDT.                     Florin Stelzer
--------------------------------------------------------------------------------------------
        X      927-0402    For use by Product                          Joy Tamanaha
                           Support personnel to
                           enable certain CVLU
                           programming options.
--------------------------------------------------------------------------------------------
        X      927-0403                                                Michael Case

--------------------------------------------------------------------------------------------
               928-0101                                                Darwin Thompson
--------------------------------------------------------------------------------------------
        X      928-0102
--------------------------------------------------------------------------------------------
               930-0401    Instructions on how to      Bill Goshay
                           use the Simon Client
                           Database
--------------------------------------------------------------------------------------------
X              931-5002                                JDs,
                                                       misnumbered.
--------------------------------------------------------------------------------------------
        X      1000-0101                                               Technocom
--------------------------------------------------------------------------------------------
X              1000-0201   Outline a plan for                          Technocom
                           testing the messaging and
                           end to end communication
                           of the Teletrac Simon
                           system.
--------------------------------------------------------------------------------------------
        X      1110-0101                                               Chuyen Dong
--------------------------------------------------------------------------------------------
        X      1111-0101                                               Chuyen Dong
--------------------------------------------------------------------------------------------
        X      1140-0101                                               Chuyen Dong

--------------------------------------------------------------------------------------------
        X      1210-0101

--------------------------------------------------------------------------------------------
X              1220-0101
--------------------------------------------------------------------------------------------
X              1240-0101

--------------------------------------------------------------------------------------------
X              1250-0101

--------------------------------------------------------------------------------------------
        X      1280-0101

--------------------------------------------------------------------------------------------
        X      1310-0101                                               Mark Sasson
--------------------------------------------------------------------------------------------
        X      1310-0102                                               Chuyen Dong
--------------------------------------------------------------------------------------------
X              1330-0101                                               David Wiley

--------------------------------------------------------------------------------------------
X              1340-0101                                               Mark Sasson
--------------------------------------------------------------------------------------------
        X      1410-0201   This document contains                      Tadiran
                           procedures for testing of
                           MPRF unit. (RF portion
                           of the IBSU vehicle
                           location system).
--------------------------------------------------------------------------------------------
        X      1420-0202   This document defines the                   Tadiran
                           TOA processor tests
                           procedures that should
                           verify the performance
                           TOA board. The UMR test
                           procedure is divided to
                           some tests groups. This
                           partition is matched to
                           the functionality
                           structure of the TOA
                           processor.
--------------------------------------------------------------------------------------------
               1420-0203   This document defines the                   Tadiran
                           GMIO tests procedures
                           that verify the
                           performance of GMIO board.
--------------------------------------------------------------------------------------------
               1420-0204   This document defines the
                           CCSP - MPRF tests
                           procedures that should
                           verify the performance of
                           CCSP - MPRF
                           Communication Channel.
--------------------------------------------------------------------------------------------
        X      1420-0401                                               Ed Hurst

--------------------------------------------------------------------------------------------
        X      1510-0101                                               Technocom

--------------------------------------------------------------------------------------------
X              1520-0101                                               David Wiley
--------------------------------------------------------------------------------------------
        X      1540-0001                                               Technocom

--------------------------------------------------------------------------------------------
        X      1540-0201                                               Technocom
--------------------------------------------------------------------------------------------
X              1610-0101                                               Technocom

--------------------------------------------------------------------------------------------
X              1610-0102                                               Technocom

--------------------------------------------------------------------------------------------
X              1610-0103
--------------------------------------------------------------------------------------------
        X      1610-0104                                               Technocom

--------------------------------------------------------------------------------------------
        X      1610-0105                                               Technocom

--------------------------------------------------------------------------------------------
        X      1610-0106                                               Technocom

--------------------------------------------------------------------------------------------


Draft       Never formatted by us and not formally released. Our only copy may have handwritten notes on it.
None        No revision was ever assigned. Usually the old documents.
Input       Have the rough input, but it needs to be formatted and edited.
NA          The document does not need a revision, like some training documents or collections of documents.
Review      Formatted by us and sent out for review, but not formally released.

                                   EXHIBIT C

TERRITORY

Europe/Asia
Poland*
Czech Republic*
Hungary*
Russia

South America
Argentina*
Bolivia
Brazil*
Chile
Colombia*
Ecuador
Guyana
Paraguay
Peru*
Suriname
Uruguay
Venezuela*

Central America
Costa Rica
El Salvador
Guatemala*
Honduras
Belize
Nicaragua
Panama*
Mexico*

*Designates Tier I Countries